                                                                Exhibit(a)(1)(A)

                               OFFERING CIRCULAR

                                    OFFER TO
                                 EXCHANGE UP TO
            2,100,000 SHARES OF SERIES A CUMULATIVE PREFERRED STOCK
                                   FOR UP TO
                       15,000,000 SHARES OF COMMON STOCK
                                       OF

                              FEDDERS CORPORATION

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
          ON NOVEMBER 27, 2002, UNLESS EXTENDED OR EARLIER TERMINATED.

     FEDDERS CORPORATION, A DELAWARE CORPORATION ("FEDDERS"), HEREBY OFFERS, UPON THE TERMS AND CONDITIONS SET FORTH IN THIS OFFERING CIRCULAR AND IN THE ACCOMPANYING LETTER OF TRANSMITTAL, TO EXCHANGE (THE "EXCHANGE OFFER") UP TO 2,100,000 SHARES OF SERIES A CUMULATIVE PREFERRED STOCK , PAR VALUE $0.01 PER SHARE ("SERIES A CUMULATIVE PREFERRED STOCK") FOR UP TO 15,000,000 SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE (CUSIP NO. 313135501) ("COMMON STOCK"), AT THE EXCHANGE RATE OF 0.14 SHARES OF SERIES A CUMULATIVE PREFERRED STOCK FOR EACH SHARE OF COMMON STOCK TENDERED. SUBJECT TO THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER, WE WILL ISSUE UP TO 2,100,000 SHARES OF SERIES A CUMULATIVE PREFERRED STOCK IN EXCHANGE FOR UP TO 15,000,000 SHARES OF COMMON STOCK, REPRESENTING APPROXIMATELY 50% OF THE NUMBER OF SHARES OF COMMON STOCK ISSUED AND OUTSTANDING AS OF THE DATE OF THIS OFFERING CIRCULAR, TO THE EXTENT SUCH SHARES OF COMMON STOCK ARE PROPERLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER. FOR A MORE DETAILED DESCRIPTION OF THE SERIES A CUMULATIVE PREFERRED STOCK WE PROPOSE TO ISSUE IN THE EXCHANGE OFFER, PLEASE SEE THE SECTION OF THIS OFFERING CIRCULAR TITLED "DESCRIPTION OF CAPITAL STOCK." THE EXCHANGE OFFER IS CONDITIONED UPON THE EXCHANGE OF A MINIMUM OF 5,000,000 SHARES OF COMMON STOCK. WE RESERVE THE RIGHT TO EXTEND OR TERMINATE THE EXCHANGE OFFER, IN OUR SOLE AND ABSOLUTE DISCRETION, WHICH MAY BE FOR ANY OR NO REASON, AND TO OTHERWISE AMEND THE EXCHANGE OFFER IN ANY RESPECT. THE EXCHANGE OFFER IS OPEN TO ALL HOLDERS OF SHARES OF COMMON STOCK AND IS SUBJECT TO CUSTOMARY CONDITIONS. SUBJECT TO APPLICABLE SECURITIES LAWS AND THE TERMS SET FORTH IN THIS OFFERING CIRCULAR, WE RESERVE THE RIGHT TO WAIVE ANY AND ALL CONDITIONS TO THE EXCHANGE OFFER.
                             ---------------------
                                   IMPORTANT

     Any holder of shares of Common Stock desiring to tender all or any portion of such holder's shares of Common Stock should either (i) complete and sign the enclosed letter of transmittal (or a facsimile thereof) in accordance with the instructions in the letter of transmittal, have such holder's signature guaranteed (if required by Instruction 1 to the letter of transmittal), mail or deliver the letter of transmittal (or a facsimile thereof) and any other required documents to American Stock Transfer &Trust Company (the "Exchange Agent") and either deliver the certificates for such shares of Common Stock along with the letter of transmittal to the Exchange Agent in the section of this Offering Circular titled "The Exchange Offer -- Procedures for Tendering Common Stock," or (ii) request such holder's broker, dealer, commercial bank, trust company or other nominee to effect the transaction for such holder. Any holder whose shares of Common Stock are registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee to tender such shares of Common Stock.

     ANY HOLDER OF SHARES OF COMMON STOCK WHO DESIRES TO TENDER SHARES OF COMMON STOCK BUT (I) WHOSE CERTIFICATES EVIDENCING SUCH SHARES OF COMMON STOCK ARE NOT IMMEDIATELY AVAILABLE OR (II) CANNOT DELIVER ALL REQUIRED DOCUMENTS TO THE EXCHANGE AGENT PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER, MAY TENDER SUCH SHARES OF COMMON STOCK BY FOLLOWING THE PROCEDURES FOR GUARANTEED DELIVERY SET FORTH IN THE SECTION OF THIS OFFERING CIRCULAR TITLED "THE EXCHANGE
OFFER -- GUARANTEED DELIVERY PROCEDURES."

       NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS OFFERING CIRCULAR IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

                 The Exchange Agent for the Exchange Offer is:

                    AMERICAN STOCK TRANSFER & TRUST COMPANY

                The Information Agent for the Exchange Offer is:

                                [GEORGESON LOGO]
  SEE "RISK FACTORS" BEGINNING ON PAGE 21 FOR A DISCUSSION OF RISKS YOU SHOULD
             CONSIDER BEFORE TENDERING YOUR SHARES OF COMMON STOCK.
                             ---------------------
            The date of this Offering Circular is October 29, 2002.

     THE EXCHANGE OFFER IS BEING MADE IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION PROVIDED BY SECTION 3(a)(9) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND APPLICABLE EXEMPTIONS UNDER STATE SECURITIES LAWS.
                             ---------------------
     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE MATTERS DESCRIBED IN THIS OFFERING CIRCULAR, OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR (INCLUDING THE DOCUMENTS INCORPORATED BY REFERENCE INTO THIS OFFERING CIRCULAR). IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY FEDDERS.
                             ---------------------
     THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SHARES OF COMMON STOCK TO ANY PERSON IN ANY JURISDICTION WHERE IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION.
                             ---------------------
     THIS OFFERING CIRCULAR IS SUBMITTED TO HOLDERS OF OUR SHARES OF COMMON STOCK FOR INFORMATIONAL USE SOLELY IN CONNECTION WITH THEIR CONSIDERATION OF THE EXCHANGE OFFER DESCRIBED IN THIS OFFERING CIRCULAR. ITS USE FOR ANY OTHER PURPOSE IS NOT AUTHORIZED. THE OFFERING CIRCULAR MAY NOT BE COPIED OR REPRODUCED IN WHOLE OR IN PART NOR MAY IT BE DISTRIBUTED OR ANY OF ITS CONTENTS BE DISCLOSED TO ANYONE OTHER THAN THE HOLDER OF SHARES OF COMMON STOCK TO WHOM IT IS SUBMITTED.
                             ---------------------
     THIS OFFERING CIRCULAR SUMMARIZES VARIOUS DOCUMENTS AND OTHER INFORMATION. THOSE SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE DOCUMENTS AND INFORMATION TO WHICH THEY RELATE. IN MAKING AN INVESTMENT DECISION, HOLDERS OF SHARES OF COMMON STOCK MUST RELY ON THEIR OWN EXAMINATION OF FEDDERS AND THE TERMS OF THE EXCHANGE OFFER, INCLUDING THE MERITS AND RISKS INVOLVED. THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR IS CORRECT AS OF THE DATE HEREOF AND NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR THE CONSUMMATION OF THE EXCHANGE OFFER SHALL CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AT ANY TIME AFTER THE DATE HEREOF. NO REPRESENTATION IS MADE TO ANY OFFEREE OR PURCHASER OF THE SERIES A CUMULATIVE PREFERRED STOCK REGARDING THE LEGALITY OF AN INVESTMENT IN OUR SERIES A CUMULATIVE PREFERRED STOCK BY THE OFFEREE OR PURCHASER UNDER ANY APPLICABLE LEGAL INVESTMENT OR SIMILAR LAWS OR REGULATIONS. THE CONTENTS OF THIS OFFERING CIRCULAR ARE NOT TO BE CONSTRUED AS LEGAL, BUSINESS OR TAX ADVICE. HOLDERS OF SHARES OF COMMON STOCK SHOULD CONSULT THEIR OWN ATTORNEY, BUSINESS ADVISOR AND TAX ADVISOR AS TO LEGAL, BUSINESS OR TAX ADVICE WITH RESPECT TO THE EXCHANGE OFFER.
                             ---------------------
     ALL INQUIRIES RELATING TO THIS OFFERING CIRCULAR AND THE TRANSACTIONS CONTEMPLATED HEREBY SHOULD BE DIRECTED TO GEORGESON SHAREHOLDER COMMUNICATIONS, INC., THE INFORMATION AGENT FOR THE EXCHANGE OFFER (THE "INFORMATION AGENT"), AT ONE OF THE TELEPHONE NUMBERS OR THE ADDRESS LISTED ON THE BACK COVER PAGE OF THIS OFFERING CIRCULAR. QUESTIONS REGARDING THE PROCEDURES FOR TENDERING IN THE EXCHANGE OFFER AND REQUESTS FOR ASSISTANCE IN TENDERING YOUR SHARES OF COMMON STOCK SHOULD BE DIRECTED TO AMERICAN STOCK TRANSFER & TRUST COMPANY, THE EXCHANGE AGENT, AT THE TELEPHONE NUMBER OR ONE OF THE ADDRESSES LISTED ON THE BACK COVER PAGE OF THIS OFFERING CIRCULAR. REQUESTS FOR ADDITIONAL COPIES OF THIS OFFERING CIRCULAR, OUR CURRENT REPORT DATED OCTOBER 18, 2002, OUR QUARTERLY REPORT FOR THE PERIOD ENDED MAY 31, 2002, OUR QUARTERLY REPORT FOR THE PERIOD ENDED FEBRUARY 28, 2002, OUR QUARTERLY REPORT FOR THE PERIOD ENDED NOVEMBER 30, 2001, OUR 2001 ANNUAL REPORT, OUR ANNUAL MEETING PROXY STATEMENT, OR THE ENCLOSED LETTER OF TRANSMITTAL AND NOTICE OF GUARANTEED DELIVERY MAY BE DIRECTED TO EITHER THE INFORMATION AGENT OR THE EXCHANGE AGENT AT THEIR RESPECTIVE TELEPHONE NUMBERS AND ADDRESSES LISTED ON THE BACK COVER PAGE OF THIS OFFERING CIRCULAR.
                             ---------------------

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Summary Term Sheet..........................................    1
Terms of the Exchange Offer.................................   11
Summary Historical and Pro Forma Financial Information......   16
Capitalization..............................................   20
Risk Factors................................................   21
Market Prices and Dividends.................................   27
Use of Proceeds.............................................   27
The Exchange Offer..........................................   28
Certain United States Federal Income Tax Considerations.....   35
Selected Historical Financial Information...................   39
Selected Unaudited Pro Forma Consolidated Condensed
  Financial Data............................................   41
Ratio of Earnings to Fixed Charges..........................   42
Description of Capital Stock................................   43
Description of Certain Indebtedness.........................   48
Incorporation of Documents by Reference.....................   49
Forward-Looking Statements..................................   50
Where You Can Find More Information.........................   50

                               SUMMARY TERM SHEET

     Through this Offering Circular and the enclosed letter of transmittal, we are offering to exchange (the "Exchange Offer") up to 2,100,000 shares of our Series A Cumulative Preferred Stock, par value $0.01 per share (the "Series A Cumulative Preferred Stock") for up to 15,000,000 shares of our Common Stock, par value $0.01 per share (the "Common Stock"). The following are some of the questions you may have as a holder of shares of Common Stock and answers to those questions. The following summary highlights selected information from this Offering Circular and may not contain all the information you will need to make a decision regarding whether or not to tender your shares of Common Stock and accept our Series A Cumulative Preferred Stock. This Offering Circular includes specific terms of the Exchange Offer, including a description of the Series A Cumulative Preferred Stock we are proposing to issue and some financial data. We encourage you to carefully read this Offering Circular and the documents to which we refer you in their entirety, including the discussion of risks and uncertainties affecting our business included in the section of this Offering Circular titled "Risk Factors" beginning on page 21.

WHO IS MAKING THE EXCHANGE OFFER?

     Fedders Corporation, a Delaware corporation, is making the Exchange Offer. We are a leading global manufacturer of air treatment products, including air conditioners, air cleaners, dehumidifiers and humidifiers, and thermal technology products. Fedders was established more than 100 years ago and has been in the air treatment business for more than 50 years.

     Our headquarters are located at 505 Martinsville Road, Liberty Corner, New Jersey 07938-0813, and our telephone number is (908) 604-8686. Our Common Stock is listed on the New York Stock Exchange under the symbol "FJC." For further information concerning Fedders, please see the section of this Offering Circular titled "Where You Can Find More Information."

WHAT CLASSES AND AMOUNTS OF SECURITIES ARE SOUGHT IN THE EXCHANGE OFFER?

     We are offering to acquire in exchange for shares of our newly issued Series A Cumulative Preferred Stock up to 15,000,000 shares of our currently outstanding Common Stock pursuant to the Exchange Offer, representing approximately 50% of the outstanding number of shares of Common Stock as of the date of this Offering Circular. The Exchange Offer is subject to our right to extend, terminate or amend the Exchange Offer in our sole and absolute discretion. As of the date of this Offering Circular, approximately 30,091,065 shares of Common Stock were outstanding. If the maximum number of shares of Common Stock are tendered pursuant to the Exchange Offer, we will issue 2,100,000 shares of Series A Cumulative Preferred Stock. No fractional shares of Series A Cumulative Preferred Stock will be issued in the Exchange Offer. Instead, you will be paid cash in lieu of any fractional share to which you would otherwise be entitled. For more information regarding the terms of the Exchange Offer, please see the section of this Offering Circular titled "The Exchange Offer."

WHAT SECURITIES IS FEDDERS OFFERING TO ISSUE IN EXCHANGE FOR MY SHARES OF COMMON STOCK?

     We are offering to issue 0.14 shares of Series A Cumulative Preferred Stock in exchange for each share of Common Stock that is properly tendered and not withdrawn in the Exchange Offer. On October 28, 2002, the closing price per share of our Common Stock on the New York Stock Exchange was $2.69.

     The Series A Cumulative Preferred Stock has the following characteristics:

     - a cumulative annual dividend of $2.15, payable quarterly, when, as and if declared by our board of directors;

     - no rights to vote on matters separately or together with holders of the shares of Common Stock, except (i) in limited circumstances as provided for under Delaware law or as specifically set forth in the Certificate of Designation for the Series A Cumulative Preferred Stock and (ii) if dividends owed on the Series A Cumulative Preferred Stock are in arrears for more than six consecutive quarters, for two new additional directors; and

     - upon the occurrence of any liquidation (voluntary or otherwise), dissolution or winding up of Fedders, the holders of shares of Series A Cumulative Preferred Stock shall, subject to the preference of any class or series of securities ranking senior to the Series A Cumulative Preferred Stock, be entitled to a distribution of our assets equal to $25.00 per share plus the amount of any accrued and unpaid dividends (the "Liquidation Preference").

     For more information regarding the Series A Cumulative Preferred Stock, please see the section of this Offering Circular titled "Description of Capital Stock."

HOW DO THE CHARACTERISTICS OF THE SERIES A CUMULATIVE PREFERRED STOCK COMPARE TO THE CHARACTERISTICS OF THE COMMON STOCK?

     Following is a comparison of the characteristics of the Series A Cumulative Preferred Stock and the Common Stock:

     - the annual dividend of $2.15 on the Series A Cumulative Preferred Stock equates to approximately $0.30 per share of Common Stock based upon the exchange rate in the Exchange Offer and the current annual dividend per share of Common Stock is $0.12;

     - dividends on the Series A Cumulative Preferred Stock accumulate, if not declared by the board of directors. Dividends on the Common Stock do not accumulate if not declared by the board of directors; and

     - the Liquidation Preference of the Series A Cumulative Preferred Stock is $25.00 plus the amount of any accrued and unpaid dividends per share, which compares to a total market value of the shares of Common Stock necessary to be exchanged for one share of Series A Cumulative Preferred Stock of approximately $17.64, based on the price of a share of Common Stock of $2.47 on October 2, 2002, the day before the Exchange Offer was announced.

WHAT IS THE PURPOSE OF THE EXCHANGE OFFER?

     We are making the Exchange Offer because we believe that our offer provides an opportunity:

     - for those stockholders interested in a security that will receive a dividend yield that is more than double the current dividend yield on the Common Stock and to have a fixed liquidation preference to exchange their shares of Common Stock for shares of Series A Cumulative Preferred Stock; and

     - for those stockholders who want to retain the Common Stock in hopes of achieving greater long-term returns from the Common Stock, even though it has a lower dividend.

     Based on the closing price of the Common Stock of $2.47 on October 2, 2002, the day before the Exchange Offer was announced, the increased dividend on the Series A Cumulative Preferred Stock would provide a 12.2% yield compared to a 4.9% yield on the Common Stock.

WHAT DOES FEDDERS' BOARD OF DIRECTORS THINK OF THE EXCHANGE OFFER?

     We are not making any recommendation regarding whether you should tender your shares of Common Stock in the Exchange Offer and, accordingly, you must make your own determination as to whether to tender your shares of Common Stock and accept the shares of Series A Cumulative Preferred Stock we propose to issue. We urge you to make your own decision by carefully reading this document and the other documents to which we refer you in their entirety, including the discussion of risks and uncertainties affecting our business set forth in the section of this Offering Circular titled "Risk Factors," and make your own decision.

WHAT ARE THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO ME OF PARTICIPATING IN THE EXCHANGE OFFER?

     In general, if you exchange your Common Stock for Series A Cumulative Preferred Stock, you should not recognize gain or loss for United States federal income tax purposes, except with respect to the receipt of cash in lieu of fractional shares of Series A Cumulative Preferred Stock. Depending on your particular circumstances, a sale of the Series A Cumulative Preferred Stock could result in ordinary income to you. The tax consequences you may experience as a result of participating in the Exchange Offer and owning shares of the Series A Cumulative Preferred Stock will depend on your individual situation. You should consult your tax advisor for a full understanding of these tax consequences. For more information regarding the tax consequences to you as a result of the Exchange Offer, please see the section of this Offering Circular titled "Certain United States Federal Income Tax Considerations."

WHAT RISKS SHOULD I CONSIDER IN DECIDING WHETHER OR NOT TO TENDER MY SHARES OF COMMON STOCK?

     In deciding whether to participate in the Exchange Offer, you should carefully consider the discussion of risks and uncertainties affecting our business described in the section of this Offering Circular titled "Risk Factors" and the section of our 2001 Annual Report titled "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Risk Factors" which is incorporated by reference into this Offering Circular.

IS FEDDERS PRESENTLY ABLE TO ISSUE THE SERIES A CUMULATIVE PREFERRED STOCK?

     Yes. The consideration we will issue in the Exchange Offer is the currently authorized shares of our Preferred Stock, which may be issued without stockholder approval. The Exchange Offer is being made in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act and has not been registered with the SEC. As a result, we are not required to have an effective registration statement on file with the SEC to register the issuance of the shares of Series A Cumulative Preferred Stock in the Exchange Offer and, as a result, the issuance of these securities need not be delayed pending SEC review of a registration statement. Accordingly, provided that at least 5,000,000 shares of our Common Stock are validly tendered and none of the events described in the section of this Offering Circular titled "The Exchange Offer -- Conditions to the Exchange Offer -- Other Conditions" has occurred, and unless terminated by us, we intend to issue shares of Series A Cumulative Preferred Stock for properly tendered shares of Common Stock promptly following the expiration of the Exchange Offer. For more information regarding the timing of the issuance of shares of Series A Cumulative Preferred Stock in the Exchange Offer, please see the section of this Offering Circular titled "The Exchange Offer -- Acceptance of Common Stock for Exchange; Delivery of Series A Cumulative Preferred Stock."

WILL THE SHARES OF SERIES A CUMULATIVE PREFERRED STOCK BE LISTED FOR TRADING?

     We have applied for listing on the New York Stock Exchange of the shares of Series A Cumulative Preferred Stock to be issued in the Exchange Offer. The approval of this application is a condition to the completion of the Exchange Offer. Generally, the shares of Series A Cumulative Preferred Stock you receive in the Exchange Offer will be freely tradable, unless you are considered an affiliate of ours, as that term is defined in the Securities Act, or you hold shares of Common Stock that were previously held by an affiliate of Fedders. For more information regarding the market for our shares of Series A Cumulative Preferred Stock, please see the sections in this Offering Circular titled "Risk Factors -- You may not be able to sell the shares of Series A Cumulative Preferred Stock when you want to and, if you do, you may not be able to receive the price that you want" and "Description of Capital Stock."

WHAT ARE THE CONDITIONS TO THE EXCHANGE OFFER?

     The Exchange Offer is being made in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act and has not been registered with the SEC. The Exchange Offer is conditioned upon the tender of at least 5,000,000 shares of Common Stock in the Exchange Offer. The Exchange Offer is also subject to a number of customary conditions, any or all of which we may waive. If any of these conditions are not satisfied, we will not be obligated to accept and exchange any properly tendered shares of Common Stock. In addition, we reserve the right to terminate the Exchange Offer for any or no reason and, as a result, not to accept any properly tendered shares of Common Stock. For more information regarding the conditions to the Exchange Offer, please see the section of this Offering Circular titled "The Exchange Offer -- Conditions to the Exchange Offer."

WHAT WILL BE THE EFFECT OF THE EXCHANGE OFFER FOR THE TRADING MARKET OF THE SHARES OF COMMON STOCK THAT IS NOT EXCHANGED?

     To the extent that shares of Common Stock are tendered and accepted for exchange in the Exchange Offer, there will be a reduction in our "public float," which is the number of shares of Common Stock owned by outside stockholders and available for trading in the securities markets. This reduction may result in lower stock prices or reduced liquidity in the trading market for our shares of Common Stock in the future. Therefore, the market price for the Common Stock that is not exchanged may be adversely affected to the extent that the number of shares of Common Stock tendered in the Exchange Offer reduces the float. The reduced float may also make the trading prices of the Common Stock more volatile.

     Fedders' Common Stock is currently listed on the New York Stock Exchange under the symbol "FJC." The NYSE Listed Company Manual provides that the NYSE will normally give consideration to delisting a security when:

     - the number of total stockholders of the listed company is less than 400;

     - the number of total stockholders of the listed company is less than 1,200 and the average monthly trading volume of the listed security is less than 100,000 shares (for most recent 12 months);

     - the number of publicly-held shares of the listed security is less than 600,000;

     - the average global market capitalization of the listed company over a consecutive 30 trading-day period is less than $50,000,000 and the listed company's total stockholders' equity is less than $50,000,000; or

     - the average global market capitalization of the listed company over a consecutive 30 trading-day period is less than $15,000,000.

     As of October 15, 2002, we had:

     - 30,091,065 shares of Common Stock outstanding;

     - 3,852 holders of record of the Common Stock;

     - the average monthly trading volume of the Common Stock for the previous 12 months was 1,167,911;

     - the global market capitalization of the Common Stock was $74.3 million;
       and

     - our stockholders' equity was $73.7 million.

     If 15,000,000 shares of our Common Stock are tendered for exchange in the Exchange Offer, 15,091,065 shares of Common Stock will remain outstanding with a market capitalization of $37.3 (using the closing price per share on the NYSE on October 15, 2002). Consummation of the Exchange Offer will not affect our stockholders' equity. It is not possible to predict the number of holders of Common Stock or the average trading volume of the Common Stock following the Exchange Offer, but based on the number of shares to be outstanding following the Exchange Offer and the number of stockholders before the Exchange Offer, we believe that consummation of the Exchange Offer will not render our Common Stock ineligible for trading on the NYSE.

HOW WILL THE EXCHANGE OFFER AFFECT THE EARNINGS PER SHARE OF OUR COMMON STOCK?

     To the extent that shares of Common Stock are tendered and accepted for exchange in the Exchange Offer, there will be a reduction in the number of shares outstanding of our Common Stock. The annual dividend on each newly issued share of Series A Cumulative Preferred Stock will be higher than the dividend historically paid on the number of shares of Common Stock surrendered in exchange for each share of Series A Cumulative Preferred Stock. On a pro forma basis, the dividends on the Series A Cumulative Preferred Stock will result in lower income attributable to Common Stock and consequently lower earnings per share of Common Stock even though there will be less shares of Common Stock outstanding after the consummation of the Exchange Offer. Earnings per share for the nine months ended May 31, 2002 were $0.12 per share. Assuming 15,000,000 shares of Common Stock are validly tendered in the Exchange Offer, pro forma earnings per share for the same period will decrease to $0.02 per share. Loss per share for the fiscal year ended August 31, 2001 were $(0.71) per share. Assuming 15,000,000 shares of Common Stock are validly tendered in the Exchange Offer, pro forma loss per share for the same period will increase to $(1.60) per share. The reduction in earnings per share will be proportionately less if less than 15,000,000 shares of Common Stock are validly tendered in the Exchange Offer. See the section of this Offering Circular titled "Selected Unaudited Pro Forma Consolidated Financial Data -- Pro Forma Unaudited Comparative Condensed Consolidated Earnings Per Share."

WHAT IS THE EFFECT OF EXCHANGING SHARES OF SERIES A CUMULATIVE PREFERRED STOCK FOR MY SHARES OF COMMON STOCK?

     Members of the board of directors and our executive officers do not intend to tender their shares of Common Stock in the Exchange Offer. As of October 15, 2002, members of the board of directors and our executive officers beneficially owned 13.6% of the Common Stock and 99.8% of the Class B Stock. Assuming 5,000,000 shares of Common Stock are tendered in the Exchange Offer, such parties will hold 16.3% of the Common Stock after the Exchange Offer. Assuming 15,000,000 shares of Common Stock are tendered in the Exchange Offer, such parties will hold 27.1% of the Common Stock after the Exchange Offer. See the section of this Offering Circular titled "Risk Factors -- Certain members of the board of directors and executive officers beneficially own a significant amount of our Common Stock and Class B Stock; because such holders do not intend to tender their shares of Common Stock, their voting power will increase if the Exchange Offer is consummated."

     Holders of shares of Class B Stock have the right to ten votes per share in the election of directors if either: more than 15% of the outstanding shares of Common Stock are beneficially owned by a person or group of persons acting in concert (unless such person or group is also the beneficial owner of a majority of the shares of Class B Stock); or a nomination for the board of directors is made by a person or group of persons acting in concert, other than the board of directors (unless such nomination is made by one or more holders of Class B Stock, acting in concert, who beneficially own more than 15% of the outstanding shares of Class B Stock). See the section of this Offering Circular titled "Description of Capital Stock -- Class B Stock -- Voting Rights."

     As of October 15, 2002, in any vote of stockholders in which the holders of our Common Stock and Class B Stock vote together as a single class and the holders of Class B Stock have one vote per share, our directors and executive officers controlled approximately 20.2% of the aggregate voting power. Assuming 5,000,000 shares of Common Stock are tendered in the Exchange Offer, in any such vote of stockholders, such parties will control approximately 23.9% of the aggregate voting power. Assuming 15,000,000 shares of Common Stock are tendered in the Exchange Offer, in any such vote of stockholders, such parties will control approximately 37.4% of the aggregate voting power. See the section of this Offering Circular titled "Risk Factors -- Certain members of the board of directors and executive officers beneficially own a significant amount of our Common Stock and Class B Stock; because such holders do not intend to tender their shares of Common Stock, their voting power will increase if the Exchange Offer is consummated."

     As of October 15, 2002, in any vote of stockholders in which the holders of our Common Stock and Class B Stock vote together as a single class and the holders of Class B Stock have ten votes per share, our directors and executive officers controlled approximately 51.5% of the aggregate voting power. Assuming 5,000,000 shares of Common Stock are tendered in the Exchange Offer, in any such vote of stockholders, such parties will control approximately 56.6% of the aggregate voting power. Assuming 15,000,000 shares of Common Stock are tendered in the Exchange Offer, in any such vote of stockholders, such parties will control approximately 70.7% of the aggregate voting power. See the section of this Offering Circular titled "Risk Factors -- Certain members of the board of directors and executive officers beneficially own a significant amount of our Common Stock and Class B Stock; because such holders do not intend to tender their shares of Common Stock, their voting power will increase if the Exchange Offer is consummated."

WHAT ARE THE DIFFERENCES IN THE RIGHTS OF THE SERIES A CUMULATIVE PREFERRED STOCK AND THE COMMON STOCK?

     In the Exchange Offer, we are offering each holder of shares of Common Stock the opportunity to receive 0.14 shares of Series A Cumulative Preferred Stock for each share of Common Stock. The following is a summary comparison of certain of the principal terms of the Common Stock and the Series A Cumulative Preferred Stock you will receive if you decide to tender the shares of Common Stock. For a more detailed description of the Common Stock and Series A Cumulative Preferred Stock, see the section of this Offering Circular titled "Description of Capital Stock."

                              SERIES A CUMULATIVE PREFERRED STOCK             COMMON STOCK
                              -----------------------------------   ---------------------------------
Dividends...................  Dividends will accrue at a rate per   Dividends will be paid when, as
                              share of $2.15 per year, payable      and if declared by our board of
                              quarterly. Dividends are cumulative   directors. Our board of directors
                              and will accrue whether or not        declared a regular quarterly
                              paid. When, as and if declared by     dividend of $0.03 per share on
                              our board of directors we will pay    our Common Stock that is payable
                              dividends on a quarterly basis, at    on December 2, 2002 and has a
                              a rate of $0.5375 per share, per      record date of November 4, 2002.
                              quarter (pro rated for any portion    If you hold your shares of Common
                              of such quarter), starting on March   Stock on November 4, 2002, you
                              1, 2003 and then on June 1,           will receive the dividend
                              September 1, December 1 and March 1   payment.
                              of each year thereafter or if any
                              such day is not a business day, on
                              the next succeeding business day.

Market......................  We have applied for a listing on      Listed on the New York Stock
                              the New York Stock Exchange.          Exchange under the symbol "FJC."

                              SERIES A CUMULATIVE PREFERRED STOCK             COMMON STOCK
                              -----------------------------------   ---------------------------------

Liquidation Preference......  The Liquidation Preference of each    If we are liquidated, dissolved
                              share is $25.00 plus the amount of    or wound up, after we pay our
                              any accrued and unpaid dividends.     liabilities and satisfy the
                                                                    rights of any outstanding senior
                                                                    securities, including the Series
                                                                    A Cumulative Preferred Stock, the
                                                                    remaining assets and funds will
                                                                    be divided among the Common Stock
                                                                    and the Class B Stock as follows:
                                                                    (i) first, the holders of Common
                                                                    Stock will be entitled to receive
                                                                    $0.25 per share; (ii) following
                                                                    the initial $0.25 per share
                                                                    payment to the holders of Common
                                                                    Stock, the holders of Class B
                                                                    Stock will be entitled to receive
                                                                    $0.50 per share; (iii) following
                                                                    the initial payments described in
                                                                    (i) and (ii), the holders of
                                                                    Common Stock will be entitled to
                                                                    receive an additional $0.25 per
                                                                    share; and (iv) fourth, following
                                                                    payment or setting apart for
                                                                    payment of the amounts in items
                                                                    (i) through (iii) above, the
                                                                    holders of Common Stock and Class
                                                                    B Stock will participate pari
                                                                    passu and be entitled to receive
                                                                    on a pro rata basis, the
                                                                    remaining assets of Fedders or
                                                                    proceeds therefrom available for
                                                                    distribution to the holders of
                                                                    Common Stock and Class B Stock.
Voting Rights...............  There are no voting rights for        There is a right to vote on any
                              election of directors generally.      matter requiring stockholder
                              Holders do have the right to elect    approval.
                              up to two directors if we fail to
                              pay dividends on the Series A
                              Cumulative Preferred Stock for six
                              consecutive quarters. Holders also
                              have the right to vote before we
                              take certain corporate actions
                              which affect the Series A
                              Cumulative Preferred Stock, as
                              specifically provided in the
                              Certificate of Designation.

     We urge you to carefully read the discussion of risks and uncertainties set forth in the section of this Offering Circular titled "Risk Factors," in particular under the subsection titled "Risks Related to the Exchange Offer," as well as the unaudited pro forma condensed consolidated financial information that reflect what the impact of the Exchange Offer on our historical financial information would have been, and selected consolidated financial information concerning Fedders in the sections of this Offering Circular titled "Summary Historical and Pro Forma Financial Information" and "Selected Historical Financial Information," and "Selected Unaudited Pro Forma Consolidated Financial Data."

WILL FEDDERS RECEIVE ANY CASH PROCEEDS FROM THE EXCHANGE OFFER?

     No. We will not receive any cash proceeds from the Exchange Offer.

HOW LONG DO I HAVE TO DECIDE WHETHER TO TENDER?

     You will have until 5:00 p.m., New York City time, on November 27, 2002 to tender your shares. If you cannot deliver your shares of Common Stock and the other documents required to make a valid tender by that time, you may be able to use a guaranteed delivery procedure. For more information regarding the time period for tendering your Common Stock, including the use of a guaranteed delivery procedure, please see the section of this Offering Circular titled "The Exchange Offer -- Terms of the Exchange Offer; Period for Tendering Common Stock."

CAN THE EXCHANGE OFFER BE EXTENDED OR AMENDED AND UNDER WHAT CIRCUMSTANCES?

     We can extend the Exchange Offer in our sole and absolute discretion, and we reserve the right to do so. During an extension of the Exchange Offer, shares of Common Stock that were previously tendered and not withdrawn will remain subject to the extended Exchange Offer. In addition, we expressly reserve the right to amend the Exchange Offer, and not to accept any shares of Common Stock if any of the events described in the section of this Offering Circular titled "The Exchange Offer -- Conditions to the Exchange Offer" occurs or for any or no reason within our sole and absolute discretion. For more information regarding our right to extend or amend the Exchange Offer, please see the section of this Offering Circular titled "The Exchange Offer -- Terms of the Exchange Offer; Period for Tendering Common Stock."

HOW WILL I BE NOTIFIED IF THE EXCHANGE OFFER IS EXTENDED OR AMENDED?

     If we extend or amend the Exchange Offer, we will issue a press release or another form of public announcement. In the case of an extension, a release or announcement will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date of the Exchange Offer. For more information regarding notification of extensions or amendments of the Exchange Offer, please see the section of this Offering Circular titled "The Exchange Offer -- Terms of the Exchange Offer; Period for Tendering Common Stock."

HOW DO I TENDER MY SHARES OF COMMON STOCK?

     If shares of Common Stock are held in certificated form, they must be tendered by delivering the certificates representing your shares of Common Stock, together with a completed letter of transmittal and any other documents required by the letter of transmittal, to the Exchange Agent, not later than the time the Exchange Offer expires. If the shares of Common Stock are held in street name (that is, through a broker, dealer or other nominee), the shares of Common Stock can be tendered by your nominee through The Depository Trust Company, or DTC. If your shares of Common Stock are held by a broker, you should receive instructions from your broker on how to participate in the Exchange Offer. If you do not receive instructions, you should contact your broker. If you cannot provide the Exchange Agent with all of the required documents prior to the expiration of the Exchange Offer, you may obtain additional time to do so by submitting a notice of guaranteed delivery to the Exchange Agent, which must be certified by a broker, bank or other fiduciary that is a member of the Securities Transfer Agent Medallion Program or another eligible institution guarantee. You are also required to guarantee that these items will be received by the Exchange Agent within three New York Stock Exchange trading days, and for your tender to be valid, the Exchange Agent must receive the missing items within that three trading-day period. For more information regarding the procedures for tendering your shares of Common Stock, please see the section of this Offering Circular titled "The Exchange Offer -- Procedures for Tendering Common Stock."

CAN I TENDER ONLY A PORTION OF MY SHARES OF COMMON STOCK?

     Yes. This is a voluntary Exchange Offer, which means that you may tender some, all or none of your shares of Common Stock in the Exchange Offer. If you have a stock certificate that represents more than the number of shares of Common Stock you wish to tender, you may specify on the letter of transmittal how many of your shares of Common Stock are to be tendered and how many are to be returned to you. Any shares that you are not tendering but that are represented by stock certificates sent in to the Exchange Agent will be returned to you. If you own fewer than 100 shares of Common Stock and wish to take advantage of the preferential treatment of shares in the event that the Exchange Offer is oversubscribed, you must tender all of your shares in the Exchange Offer. For information on odd-lot shares, see "The Exchange Offer -- Terms of the Exchange Offer; Period for Tendering Common Stock."

WHAT SHOULD I DO IF I WANT TO RETAIN MY SHARES OF COMMON STOCK?

     Nothing, if you are not tendering any of your shares of Common Stock in the Exchange Offer. However, if you are tendering some, but not all, of your shares of Common Stock in the Exchange Offer, and the shares you wish to tender are represented by the same stock certificate as shares you wish to retain, you will need to give certain instructions to the Exchange Agent as provided for in the instructions to the letter of transmittal.

WHAT HAPPENS IF MORE THAN 15,000,000 SHARES OF COMMON STOCK ARE TENDERED?

     If more than 15,000,000 shares of Common Stock are tendered in the Exchange Offer, all shares of Common Stock that are validly tendered will be accepted for exchange on a pro rata basis. However, tenders by persons who own fewer than 100 shares of Common Stock in the aggregate, which are sometimes referred to as "odd-lots," who tender all of the shares they own will not be subject to proration and will be accepted in full. Persons who in the aggregate own more than 100 shares of Common Stock are not eligible for this treatment and their shares of Common Stock will be subject to proration. Proration will be based on the number of shares of Common Stock that each holder has tendered in the Exchange Offer, and not on that stockholder's aggregate ownership of Common Stock. Any shares not accepted for exchange as a result of proration will be returned to tendering stockholders.

WHEN WILL I RECEIVE THE SHARES OF SERIES A CUMULATIVE PREFERRED STOCK IN EXCHANGE FOR MY SHARES OF COMMON STOCK?

     Subject to the satisfaction or waiver of all conditions to the Exchange Offer, and assuming we have not previously elected to terminate or amend the Exchange Offer, which we may do for any or no reason, we will accept for exchange your shares of Common Stock that are properly tendered and not withdrawn prior to the expiration of the Exchange Offer at 5:00 p.m., New York City time, on November 27, 2002. Promptly following this date, shares of Series A Cumulative Preferred Stock will be delivered in exchange for shares of Common Stock, up to the maximum number of shares we are offering to exchange. For more information regarding our obligation to issue the shares of Series A Cumulative Preferred Stock in exchange for tendered shares of Common Stock, please see the section of this Offering Circular titled "The Exchange Offer -- Acceptance of Common Stock for Exchange; Delivery of Series A Cumulative Preferred Stock."

WHAT HAPPENS IF MY SHARES OF COMMON STOCK ARE NOT ACCEPTED FOR EXCHANGE?

     If we decide for any reason not to accept any shares of Common Stock, we will return the shares of Common Stock to the registered holder at our expense promptly after the expiration or termination of the Exchange Offer. For more information regarding the withdrawal of tendered shares of Common Stock, please see the sections of this Offering Circular titled "The Exchange Offer -- Terms of the Exchange Offer; Period for Tendering Common Stock" and "-- Withdrawal of Tenders."

UNTIL WHEN MAY I WITHDRAW PREVIOUSLY TENDERED SHARES OF COMMON STOCK?

     You may withdraw previously tendered shares of Common Stock at any time until the Exchange Offer has expired. If we have not agreed to accept your shares of Common Stock for exchange by November 27, 2002, you may withdraw them at any time after that date until we accept your shares of Common Stock for exchange. For more information regarding your right to withdraw tendered shares of Common Stock, please see the section of this Offering Circular titled "The Exchange Offer -- Withdrawal of Tenders."

HOW DO I WITHDRAW PREVIOUSLY TENDERED SHARES OF COMMON STOCK?

     To withdraw previously tendered shares of Common Stock, you are required to deliver, which you may do by facsimile, a written notice of withdrawal to the Exchange Agent, with all the information required by the notice of withdrawal. For more information regarding the procedures for withdrawing tendered shares of Common Stock, please see the section of this Offering Circular titled "The Exchange Offer -- Withdrawal of Tenders."

WHO CAN I TALK TO IF I HAVE QUESTIONS ABOUT THE EXCHANGE OFFER?

     If you have questions regarding the information in this Offering Circular or the Exchange Offer, please contact the Information Agent, Georgeson Shareholder Communications, Inc. If you have questions regarding the procedures for tendering in the Exchange Offer or require assistance in tendering your shares of Common Stock, please contact the Exchange Agent, American Stock Transfer & Trust Company. If you would like additional copies of this Offering Circular, our Current Report on Form 8-K dated October 18, 2002, our Quarterly Report for the period ended May 31, 2002, our Quarterly Report for the period ended February 28, 2002, Quarterly Report for the period ended November 30, 2001, our 2001 Annual Report, or our Annual Meeting Proxy Statement, please contact either the Information Agent or the Exchange Agent.

     You can call the Information Agent toll-free at (866) 835-2930. You can call the Exchange Agent at (800) 937-5449. You can also write to the Information Agent or the Exchange Agent at one of the addresses listed on the back cover page of this Offering Circular.

     For more information regarding Fedders, please see the section of the Offering Circular titled "Where You Can Find More Information." You can also contact us at:

                              Fedders Corporation
                             505 Martinsville Road
                        Liberty Corner, New Jersey 07938
                        Attention: Stockholder Relations
                          Phone number: (908) 604-8686

                          TERMS OF THE EXCHANGE OFFER

     The following summary highlights selected information about the terms of the Series A Cumulative Preferred Stock we propose to issue in exchange for our Common Stock, and our Common Stock. For a more detailed description of our Common Stock and Series A Cumulative Preferred Stock, please see the section of this Offering Circular titled "Description of Capital Stock."

ISSUER........................   Fedders Corporation

THE EXCHANGE OFFER (SEE PAGE
28)...........................   We are offering to exchange 0.14 shares of
                                 Series A Cumulative Preferred Stock for each share of Common Stock validly tendered in the Exchange Offer, up to a maximum of 15,000,000 shares of Common Stock to be accepted, representing approximately 50% of the total number of shares of Common Stock issued and outstanding as of October 15, 2002. This is a voluntary Exchange Offer, which means that you may tender all, some or none of your shares of Common Stock in the Exchange Offer.

                                 All shares of Common Stock validly tendered and not withdrawn and accepted by Fedders will be exchanged at the exchange ratio, on the terms and subject to the conditions of the Exchange Offer, including the proration provisions. The terms and conditions of the Exchange Offer are described in this document, the letter of transmittal and the instructions to the letter of transmittal. We will promptly return any shares of Common Stock not accepted by Fedders for exchange following the expiration of the Exchange Offer and determination of the final proration factor.

                                 For a description of certain terms of the Series A Cumulative Preferred Stock and the Common Stock, see "Description of Capital Stock."

EXPIRATION DATE; EXTENSION;
TERMINATION (SEE PAGES
28-29)........................   The Exchange Offer and withdrawal rights will
                                 expire at 5:00 p.m., New York City time, on November 27, 2002, unless Fedders extends the
                                 Exchange Offer. You must validly tender your shares of Common Stock so that they are received by the Exchange Agent prior to this date if you wish to participate in the Exchange
                                 Offer. We may also terminate the Exchange Offer in the circumstances described on pages 28-29.

PRORATION; ODD-LOTS (SEE PAGE
28)...........................   If more than 15,000,000 shares of Common Stock
                                 are tendered, we will accept all shares validly tendered on a pro rata basis. We will announce any preliminary proration factor by press release promptly after the Exchange Offer expires. We expect to announce any final proration factor within about seven business days after the expiration date.

                                 If you hold fewer than 100 shares of Common
                                 Stock in the aggregate, and tender all of these shares for exchange, all of your shares will be accepted for exchange without proration if the Exchange Offer is completed. However, if you hold more than 100 shares of Common Stock in the aggregate, even if you tender less than 100 shares of Common Stock, your shares will be subject to proration if more than 15,000,000 shares of Common Stock are tendered.

WITHDRAWAL RIGHTS (SEE PAGES
32-33)........................   You may withdraw tenders of your shares of
                                 Common Stock at any time before the Exchange
                                 Offer expires and at other times under certain circumstances. If you change your mind prior to the expiration of the Exchange Offer, you may re-tender your shares of Common Stock by following the tender procedures again and re-tendering prior to the expiration date.

CONDITIONS FOR COMPLETION OF
THE EXCHANGE OFFER (SEE PAGE
29)...........................   The Exchange Offer is subject to various
                                 conditions, including the condition that at least 5,000,000 shares of Common Stock are validly tendered and not withdrawn, which must be satisfied in order for us to be obligated to complete the Exchange Offer. Subject to legal and regulatory requirements, Fedders may at any time waive any or all of the conditions to the Exchange Offer.

FRACTIONAL SHARES (SEE PAGE
28)...........................   No fractional shares of Series A Cumulative
                                 Preferred Stock will be issued in the Exchange
                                 Offer. Instead, you will be paid cash in lieu of any fractional share to which you would otherwise be entitled.

PROCEDURES FOR TENDERING
SHARES OF COMMON STOCK (SEE
PAGES 29-31)..................   If you hold certificates representing your
                                 shares of Common Stock, you must complete and sign the letter of transmittal designating the number of shares of Common Stock you wish to tender. Send the letter of transmittal, together with your Common Stock certificates and any other documents required by the letter of transmittal and the instructions to the letter of transmittal, by registered mail, return receipt requested, so that it is received by the Exchange Agent at the applicable address set forth on the back cover of this document before the expiration of the Exchange Offer.

                                 If you hold shares of Common Stock through a broker, you should receive instructions from your broker on how to participate. You will not need to complete the letter of transmittal. Please contact your broker directly if you have not yet received instructions.

                                 If you hold certificates for shares of Common Stock or if you hold shares of Common Stock through a broker, you may also comply with the procedures for guaranteed delivery.

DELIVERY OF SHARES OF SERIES A
CUMULATIVE PREFERRED STOCK
(SEE PAGES 31-33).............   We will deliver shares of Series A Cumulative
                                 Preferred Stock issued in the Exchange Offer and cash instead of fractional shares, if applicable, as soon as reasonably practicable after the expiration of the Exchange Offer, acceptance of shares of Common Stock for exchange and determination of any proration factor.

PER SHARE MARKET PRICE
INFORMATION (SEE PAGE 27).....   Shares of Common Stock are currently listed and
                                 traded on the NYSE under the symbol "FJC."

                                 On October 2, 2002, the last trading day before the public announcement of the Exchange Offer, the closing trading price of Common Stock was $2.47.

                                 On October 28, 2002, the day before the start of the Exchange Offer, the closing trading price of the Common Stock was $2.69.

UNITED STATES FEDERAL INCOME
TAX CONSEQUENCES (SEE PAGES
35-38)........................   In general, if you exchange your Common Stock
                                 for Series A Cumulative Preferred Stock, you should not recognize gain or loss for United
                                 States federal income tax purposes, except with respect to the receipt of cash in lieu of fractional shares of Series A Cumulative
                                 Preferred Stock. Depending on your particular circumstances, a sale of the Series A
                                 Cumulative Preferred Stock could result in ordinary income to you. The tax consequences you may experience as a result of participating in the Exchange Offer and owning shares of Series A Cumulative Preferred Stock will depend on your individual situation. You should consult your tax advisor for a full understanding of these tax consequences.

LISTING (SEE PAGE 48).........   We have applied for listing on the New York
                                 Stock Exchange of the shares of Series A
                                 Cumulative Preferred Stock to be issued in the Exchange Offer. The approval of this application is a condition to the completion of the Exchange Offer.

EXCHANGE AGENT................   American Stock Transfer & Trust Company

INFORMATION AGENT.............   Georgeson Shareholder, Communications, Inc.

DIVIDENDS (SEE PAGE 27).......   Since June 1999, the Company has paid a
                                 dividend at an annual rate of $0.12 per share on shares of its Common Stock. The Company's principal working capital line of credit imposes a limitation on the amount of dividends the Company may pay annually.

REGISTRATION (SEE PAGE 28)....   The Exchange Offer is being made in reliance on
                                 the exemption from registration provided by
                                 Section 3(a)(9) of the Securities Act and has not been registered with the SEC. The Exchange
                                 Offer is being made in reliance on exemptions under applicable state securities laws.
                                 Generally, the shares of Series A Cumulative
                                 Preferred Stock you receive in your Exchange
                                 Offer will be freely tradable, unless you are considered an affiliate of ours, as that term is defined in the Securities Act, or you hold shares of Common Stock that was previously held by an affiliate of Fedders.

COMPARISON OF SERIES A
CUMULATIVE PREFERRED STOCK AND
COMMON STOCK (SEE PAGE 44)....   The following is a summary comparison of
                                 certain of the principal terms of the Series A
                                 Cumulative Preferred Stock and the Common
                                 Stock. In the Exchange Offer, we are offering each holder of shares of Common Stock the opportunity to receive 0.14 shares of Series A
                                 Cumulative Preferred Stock for each share of Common Stock.

                               SERIES A CUMULATIVE
                                 PREFERRED STOCK                        COMMON STOCK
                        ----------------------------------   ----------------------------------
Dividends.............  Quarterly dividends will accrue at   Dividends will be paid when, as
                        a rate per share of $2.15 per        and if declared by our board of
                        year, payable quarterly. Dividends   directors. Our board of directors
                        are cumulative and will accrue       declared a regular quarterly
                        whether or not paid. When, as and    dividend of $0.03 per share on our
                        if declared by our board of          Common Stock that is payable on
                        directors we will pay dividends on   December 2, 2002 and has a record
                        a quarterly basis, at a rate of      date of November 4, 2002. If you
                        $0.5375 per share, per quarter       hold your shares of Common Stock
                        (pro rata for any portion of such    on November 4, 2002, you will
                        quarter), starting on March 1,       receive the dividend payment.
                        2003 and then on June 1, September
                        1, December 1 and March 1 of each
                        year thereafter or if any such day
                        is not a business day, on the next
                        succeeding business day.

Market................  We have applied for a listing on     Listed on the New York Stock
                        the New York Stock Exchange.         Exchange under the symbol "FJC."

                               SERIES A CUMULATIVE
                                 PREFERRED STOCK                        COMMON STOCK
                        ----------------------------------   ----------------------------------
Liquidation
Preference............  The Liquidation Preference of each   If we are liquidated, dissolved or
                        share is $25.00 plus the amount of   wound up, after we pay our
                        any accrued and unpaid dividends.    liabilities and satisfy the rights
                                                             of any outstanding senior
                                                             securities, including the Series A
                                                             Cumulative Preferred Stock, the
                                                             remaining assets and funds will be
                                                             divided among the Common Stock and
                                                             the Class B Stock as follows: (i)
                                                             first, the holders of Common Stock
                                                             will be entitled to receive $0.25
                                                             per share; (ii) following the
                                                             initial $0.25 per share payment to
                                                             the holders of Common Stock, the
                                                             holders of Class B Stock will be
                                                             entitled to receive $0.50 per
                                                             share; (iii) following the initial
                                                             payments described in (i) and
                                                             (ii), the holders of Common Stock
                                                             will be entitled to receive an
                                                             additional $0.25 per share; and
                                                             (iv) fourth, following payment or
                                                             setting apart for payment of the
                                                             amounts in items (i) through (iii)
                                                             above, the holders of Common Stock
                                                             and Class B Stock will participate
                                                             pari passu and be entitled to
                                                             receive on a pro rata basis, the
                                                             remaining assets of Fedders or
                                                             proceeds therefrom available for
                                                             distribution to the holders of
                                                             Common Stock and Class B Stock.
Voting Rights.........  There are no voting rights for       There is a right to vote on any
                        election of directors generally.     matter requiring stockholder
                        Holders do have the right to elect   approval.
                        up to two directors if we fail to
                        pay dividends on the Series A
                        Cumulative Preferred Stock for six
                        consecutive quarters. Holders also
                        have the right to vote before we
                        take certain corporate actions
                        which affect the Series A
                        Cumulative Preferred Stock, as
                        specifically provided in the
                        Certificate of Designation.

             SUMMARY HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

                      SUMMARY CONSOLIDATED FINANCIAL DATA

     The following table sets forth summary consolidated financial data of Fedders as of and for each of the periods indicated. Fedders derived the consolidated financial data as of and for each of the annual periods presented from Fedders' audited consolidated financial statements. Fedders derived the consolidated financial data as of and for the nine months ended May 31, 2002 and 2001 from Fedder's unaudited consolidated financial statements. This information is only a summary and you should read it in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical consolidated financial statements, and the related schedules and notes, contained in Fedders' Annual Report on Form 10-K, which is incorporated by reference herein and Quarterly Reports on Form 10-Q and other information that Fedders has filed with the Securities and Exchange Commission. See "Incorporation of Documents by Reference" on page 50.

CONSOLIDATED STATEMENT OF OPERATIONS DATA

                                           NINE MONTHS ENDED
                                                MAY 31,          FISCAL YEAR ENDED AUGUST 31,
                                          -------------------   ------------------------------
                                            2002       2001       2001       2000       1999
                                          --------   --------   --------   --------   --------
                                             (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
Net Sales(1)............................  $281,866   $314,990   $405,697   $416,181   $362,048
Gross Profit............................    66,137     60,944     68,700    104,828     84,591
Percent of net sales....................      23.5%      19.3%      16.9%      25.2%      23.4%
Operating income (loss).................    18,792     12,849    (15,045)    46,854     40,258
Percent of net sales....................       6.7%       4.1%      (3.7)%     11.3%      11.1%
Income (loss) before income taxes.......     5,445     (1,276)   (33,263)    30,474     30,986
Percent of net sales....................       1.9%      (0.4)%     (8.2)%      7.3%       8.6%
Net income (loss).......................     3,675       (862)   (22,453)    20,401     20,724
Net income (loss) attributable to common
  stockholders..........................     3,675       (862)   (22,453)    20,401     20,724
Earnings (loss) per share:..............
     Basic..............................  $   0.12   $  (0.03)  $  (0.71)  $   0.58   $   0.56
     Diluted............................      0.12      (0.03)     (0.71)      0.57       0.56
Dividends per share declared:
New Common..............................  $  0.030   $     --
Old Common/Class A......................  $  0.060   $  0.090   $  0.120   $  0.120   $  0.105
New Class B.............................  $  0.030   $     --
Old Class B.............................  $  0.054   $  0.081      0.108      0.108      0.095
Other Financial Data:
  Adjusted earnings before interest,
     taxes, depreciation and
     amortization(4)(5).................    29,956     24,323     24,746     58,786     54,613
  Capital expenditures..................     4,557      9,267     10,773      9,858      9,378
  Depreciation and amortization.........    10,572     11,685     15,431     13,076     10,279
Cash flow provided by (used in):
  Operating activities..................  $(19,929)  $(30,293)  $  5,919   $  4,619   $ 51,989
  Investing activities..................   (12,618)   (28,716)   (30,327)   (15,037)   (48,778)
  Financing activities..................    (2,932)    (7,250)   (11,593)   (19,898)    23,312

CONSOLIDATED BALANCE SHEET DATA

                                                                          AUGUST 31,
                                          MAY 31,    MAY 31,    ------------------------------
                                            2002       2001       2001       2000       1999
                                          --------   --------   --------   --------   --------
Cash and cash equivalents...............  $ 15,713   $ 20,934   $ 51,192   $ 87,193   $117,509
Total assets............................   399,406    413,322    362,332    388,175    382,342
Long term debt (including current
  portion)(2)...........................   167,963    169,205    168,455    166,434    161,363
Stockholders' equity(3).................    73,731     97,851     73,014    112,260    108,933

---------------
(1) In accordance with Emerging Issues Task Force No. 00-10, "Accounting for Shipping and Handling Fees and Costs," in the nine months ended May 31, 2001, and the fiscal years ended August 31, 2001, 2000 and 1999 shipping expenses have been reclassified from net sales to cost of sales to conform to the current year presentation.

(2) In August 1999, a subsidiary of Fedders issued $50,000 of 9 3/8% Senior Subordinated Notes, proceeds of which were utilized in part, to replenish cash used to acquire Trion, Inc.

(3) During the first nine months of fiscal 2001, Fedders repurchased 2,441 shares of Common and Class A Stock at an average price of $4.33 per share for a total of $10,572. During fiscal 2001, Fedders repurchased 2,998 shares of Common and Class A Stock at an average price of $4.39 per share for a total of $13,169, excluding commissions. During fiscal 2000, Fedders repurchased 2,768 shares of Common and Class A Stock at an average price of $4.87 per share for a total of $13,484. During fiscal 1999, Fedders repurchased 2,601 shares of Common and Class A Stock at an average price of $5.08 per share for a total of $13,215.

(4) For the nine months ended May 31, 2002, the amount shown excludes $350 of operating losses incurred at the Tennessee and Maryland facilities subsequent to the announcement that production at these facilities would cease and $339 of non-cash income to reduce the compensation accrual due to the re-pricing of a majority of unexercised stock options in fiscal 2001. For the nine months ended May 31, 2001, the amount shown excludes a $1,064 non-cash charge for the re-pricing of a majority of unexercised stock options. In fiscal 2001, Adjusted EBITDA results exclude $8,947 of asset impairment, employee severance and other restructuring charges, $4,031 of one-time inventory charges, $7,583 of deferred compensation charge relating to the retirement of an officer of Fedders, an additional $2,283 of other non-recurring inventory write-offs, $1,364 of operating losses incurred at the Tennessee and Maryland facilities subsequent to the announcement that production at these facilities would cease, $726 non-cash charge for the re-pricing of a majority of unexercised stock options and $716 of other one-time charges. In fiscal 1999, the amount shown excludes a charge for the restructuring ($3,100).

(5) Adjusted EBITDA represents income before income taxes plus net interest expense, depreciation and amortization (excluding amortization of debt discounts and deferred financing costs), certain one-time charges, and a certain non-cash charge. Adjusted EBITDA is presented because we believe it is an indicator of our ability to incur and service debt and is used by our lenders in determining compliance with financial covenants. However, Adjusted EBITDA should not be considered as an alternative to cash flow from operating activities, as a measure of liquidity or as an alternative to net income as a measure of operating results in accordance with generally accepted accounting principles. Our definition of Adjusted EBITDA may differ from definitions of Adjusted EBITDA used by other companies.

       SUMMARY UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL DATA

     The unaudited pro forma consolidated condensed financial data is derived from the application of pro forma adjustments to major categories of Fedders' consolidated financial statements for the nine months ended May 31, 2002 and for the fiscal year ended August 31, 2001, to illustrate the effect of the transactions related to the Exchange Offer. The pro forma adjustments are described in the accompanying notes and are based upon available information that Fedders believes is reasonable. These tables do not present all of Fedders' financial information.

     The unaudited pro forma consolidated condensed financial data do not purport to be indicative of what Fedders' operations would have been had the Exchange Offer taken place on the dates indicated. This information should be read together with Fedders' consolidated financial statements and the notes thereto which are incorporated by reference in this document, and the information under "Selected Consolidated Historical Financial Information" beginning on page 39.

     The pro forma earnings per share calculations reflect the effect of the Exchange Offer. The information is derived from the audited Consolidated Statements of Operations and Comprehensive Income for the fiscal year ended August 31, 2001. The information is presented to reflect the pro forma effect on earnings per share as a result of the Exchange Offer, assuming all 15,000,000 shares of Common Stock are exchanged for 2,100,000 shares of Series A Cumulative Preferred Stock.

   PRO FORMA UNAUDITED COMPARATIVE CONDENSED CONSOLIDATED EARNINGS PER SHARE

                                                              NINE MONTHS ENDED   FISCAL YEAR ENDED
                                                                MAY 31, 2002       AUGUST 31, 2001
                                                              -----------------   -----------------
Net income (loss) attributable to common stockholders(a)
  As reported...............................................       $ 3,675            $(22,453)
  Pro forma.................................................       $   289            $(26,968)
Earnings (loss) per share(b)(c):
  Basic as reported.........................................       $  0.12            $  (0.71)
  Basic pro forma...........................................       $  0.02            $  (1.60)
  Diluted as reported.......................................       $  0.12            $  (0.71)
  Diluted pro forma.........................................       $  0.02            $  (1.60)
Weighted average shares(c):
  Basic as reported.........................................        31,176              31,808
  Basic pro forma...........................................        16,176              16,808
  Diluted as reported.......................................        31,180              31,808
  Diluted pro forma.........................................        16,180              16,808
Cash dividends per share(d):
As reported:
Preferred...................................................            --                  --
New Common..................................................         0.030                  --
Old Common and Class A......................................         0.060               0.120
New Class B.................................................         0.030
Old Class B.................................................         0.054               0.108
Pro Forma:
Preferred(e)................................................         1.613               2.150
New Common..................................................         0.030                  --
Old Common and Class A......................................         0.060               0.120
New Class B.................................................         0.030
Old Class B.................................................         0.054               0.108
Book value per common share(f):
  Reported..................................................          2.28
  Pro forma.................................................          4.24

---------------

(a) Pro forma net income attributable to common stockholders has been adjusted to reflect dividends on the Series A Cumulative Preferred stock as if the stock conversion had occurred at the beginning of each of the periods presented.

(b) Basic and diluted earnings per share are computed by dividing net income by the respective weighted average shares of Common and Class B Stock outstanding for the periods presented. Basic and diluted pro forma earnings per share are adjusted to reflect the impact of the Exchange Offer on both net income attributable to common stockholders and to the number of weighted average shares outstanding.

(c) Pro forma weighted average shares reflect a decrease in the number of shares due to the exchange of 15,000,000 shares of Common Stock for 2,100,000 shares of Series A Cumulative Preferred Stock at the beginning of each period presented.

(d) Pro forma cash dividends per share reflect the payment of the Series A Cumulative Preferred Stock dividend.

(e) Pro forma preferred cash dividends per share have been determined assuming an exchange of 15,000,000 shares of Common Stock for 2,100,000 shares of Series A Cumulative Preferred Stock at the beginning of each of the periods presented. The annual per share dividend of $2.15 has been pro-rated for both the nine month period ended May 31, 2002 and the fiscal year ended August 31, 2002.

(f) Book value per common share is computed by dividing net book value by the outstanding shares of Common and Class B Stock as of the periods presented. Pro forma net book value per share has been adjusted to reflect the Series A Cumulative Preferred Stock as if the Exchange Offer had occurred as of the dates presented.

                                 CAPITALIZATION

     The unaudited pro forma consolidated recapitalization table represents the effect on stockholders' equity due to the Exchange Offer as if the Exchange Offer had been completed on May 31, 2002. The unaudited capitalization data is derived from the Consolidated Balance Sheet of Fedders as of May 31, 2002. Information is presented to reflect pro forma adjustments for the Exchange Offer.

        PRO FORMA CONSOLIDATED CONDENSED UNAUDITED CAPITALIZATION TABLE
                              (AS OF MAY 31, 2002)

                                                               AS OF
                                                               MAY 31     PRO FORMA       AS
                                                                2002     ADJUSTMENTS   ADJUSTED
                                                              --------   -----------   --------
Stockholders' Equity
  Preferred Stock, $0.01 par value, 15,000,000 shares
     authorized, no shares issued and outstanding, actual;
     2,100,000 shares issued and outstanding, as adjusted...  $     --         21(a)   $     21
  Common Stock, $0.01 par value, 70,000,000 shares
     authorized; 38,047,021 shares issued, actual;
     38,047,021 shares issued, as adjusted..................       380         --           380
  Class B stock, $0.01 par value, 5,000,000 shares
     authorized; 2,483,047 shares issued and outstanding,
     actual; 2,483,047 shares issued and outstanding, as
     adjusted...............................................        25         --            25
  Paid in capital...........................................    68,789        129(b)     68,916
  Retained earnings.........................................    44,186         --        44,186
  Treasury stock, at cost, 8,158,400 shares of common,
     actual; 23,158,400 shares of common, as adjusted.......   (37,322)     (150)(a)    (37,472)
  Deferred compensation.....................................      (447)        --          (447)
  Accumulated comprehensive loss............................    (1,880)        --        (1,880)
                                                              --------      -----      --------
  Total stockholders' equity................................  $ 73,731      $  --      $ 73,731
                                                              ========      =====      ========

---------------

Notes to the Pro Forma Consolidated Condensed Unaudited Capitalization Table

(a) Pro forma adjustments as of May 31, 2002 assume 15,000,000 shares of Fedders Common Stock are exchanged for 2,100,000 shares of Series A Cumulative Preferred Stock.

(b) Reflects the net effect of the Exchange Offer as a result of the pro forma adjustments.

                                  RISK FACTORS

     You should carefully consider the risk factors set forth below, as well as the other information appearing in this Offering Circular and the documents to which we refer you, including those incorporated by reference, before deciding whether or not to exchange your shares of Common Stock for shares of our Series A Cumulative Preferred Stock pursuant to the Exchange Offer.

RISKS RELATED TO THE EXCHANGE OFFER.

YOU MAY NOT BE ABLE TO SELL THE SHARES OF SERIES A CUMULATIVE PREFERRED STOCK WHEN YOU WANT TO AND, IF YOU DO, YOU MAY NOT BE ABLE TO RECEIVE THE PRICE THAT YOU WANT.

     There is currently no public market for shares of Series A Cumulative Preferred Stock. We have applied for listing on the New York Stock Exchange of the shares of Series A Cumulative Preferred Stock, but may not be able to do so. Accordingly, we cannot predict whether an active market for the shares of Series A Cumulative Preferred Stock will develop, the liquidity of such market, the ability of holders of shares of Series A Cumulative Preferred Stock to sell their Series A Cumulative Preferred Stock, or the prices that they might obtain for the shares of Series A Cumulative Preferred Stock if sold. Furthermore, we cannot predict how the issuance of the shares of Series A Cumulative Preferred Stock in the Exchange Offer will affect the market price of our Common Stock.

WE MAY BE RESTRICTED BY THE TERMS OF OUR DEBT INSTRUMENTS AND BY THE APPLICABLE PROVISIONS OF THE DELAWARE GENERAL CORPORATE LAW ("DGCL") FROM PAYING DIVIDENDS ON THE SERIES A CUMULATIVE PREFERRED STOCK.

     The terms of the instruments governing our indebtedness may restrict our ability to pay cash dividends on the Series A Cumulative Preferred Stock. Our ability to pay cash dividends on our Series A Cumulative Preferred Stock will depend on our meeting certain financial criteria. See "Description of Series A Cumulative Preferred Stock -- Dividends" and "Description of Certain Indebtedness" for a more detailed discussion of the provisions that currently restrict our ability to pay cash dividends on our Series A Cumulative Preferred Stock. We believe that we are currently in compliance with such financial criteria and intend to pay dividends currently on the Series A Cumulative Preferred Stock.

     Even if the terms of the instruments governing our indebtedness and Series A Cumulative Preferred Stock allow us to pay dividends on the Series A Cumulative Preferred Stock, under the DGCL, we are permitted to pay dividends only from our "surplus," which is the excess of our total assets over the sum of our liabilities plus the par value of our outstanding capital stock, or if we have no surplus, out of our net profits for the year in which a dividend is declared or for the immediately preceding fiscal year. We cannot assure you that we will have any surplus or net profits so that we will be able to pay dividends on the Series A Cumulative Preferred Stock.

THE EXCHANGE OFFER MAY ADVERSELY AFFECT OUR EARNINGS PER SHARE AND CONSEQUENTLY THE VALUE OF OUR COMMON STOCK.

     To the extent that shares of Common Stock are tendered and accepted for exchange in the Exchange Offer, there will be a reduction in the number of shares outstanding of our Common Stock. The annual dividend on each newly issued share of Series A Cumulative Preferred Stock will be higher than the dividend historically paid on the number of shares of Common Stock surrendered in exchange for each share of Series A Cumulative Preferred Stock. On a pro forma basis, the dividends on the Series A Cumulative Preferred Stock will result in lower income attributable to Common Stock and consequently lower earnings per share of Common Stock even though there will be less shares of Common Stock outstanding after the consummation of the Exchange Offer. Earnings per share for the nine months ended May 31, 2002 were $0.12 per share. Assuming 15,000,000 shares of Common Stock are validly tendered in the Exchange Offer, pro forma earnings per share for the same period will decrease to $0.02 per share. Earnings (loss) per share for the fiscal year ended August 31, 2001 were $(0.71) per share. Assuming 15,000,000 shares of Common Stock are validly tendered in the Exchange Offer, pro forma earnings (loss) per share for the same period will increase to $(1.60) per share. The reduction in earnings per share will be proportionately less if less than 15,000,000 shares of Common Stock are validly tendered in the Exchange Offer. See the section of this Offering Circular titled "Selected Unaudited Pro Forma Consolidated Financial Data -- Pro Forma Unaudited Comparative Condensed Consolidated Earnings Per Share." The decrease in earnings per share of Common Stock after the Exchange Offer may have a material adverse effect on the value of our Common Stock and result in lower stock prices or reduced liquidity in the trading market for our shares of Common Stock in the future.

HOLDERS OF OUR SHARES OF SERIES A CUMULATIVE PREFERRED STOCK WILL HAVE LIMITED DECISION-MAKING POWER DUE TO ITS LIMITED SEPARATE VOTING RIGHTS.

     Holders of shares of Series A Cumulative Preferred Stock do not have the right to vote on matters separately or together with holders of Common Stock and may only vote in limited circumstances, as provided for under Delaware Law or our Certificate of Incorporation. Holders of shares of Series A Cumulative Preferred Stock will vote together as a single class on all matters requiring their approval. The current limited voting power of Series A Cumulative Preferred Stock is described under "Description of Capital Stock -- Preferred Stock -- Voting Rights."

CERTAIN MEMBERS OF THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS BENEFICIALLY OWN A SIGNIFICANT AMOUNT OF OUR COMMON STOCK AND CLASS B STOCK; BECAUSE SUCH HOLDERS DO NOT INTEND TO TENDER THEIR SHARES OF COMMON STOCK, THEIR VOTING POWER WILL INCREASE IF THE EXCHANGE OFFER IS CONSUMMATED.

     Members of the board of directors and our executive officers do not intend to tender their shares of Common Stock in the Exchange Offer. As of October 15, 2002, members of the board of directors and our executive officers beneficially owned 13.6% of the Common Stock and 99.8% of the Class B Stock. Assuming 5,000,000 shares of Common Stock are tendered in the Exchange Offer, such parties will hold 16.3% of the Common Stock after the Exchange Offer. Assuming 15,000,000 shares of Common Stock are tendered in the Exchange Offer, such parties will hold 27.1% of the Common Stock after the Exchange Offer. As a result, certain members of the board of directors and executive officers will have an increased ability to elect the majority of our board of directors in any election of directors in which the holders of the Class B Stock have ten votes per share.

THE GIORDANO FAMILY EXERCISES SIGNIFICANT CONTROL OVER OUR COMPANY.

     As of October 15, 2002, through the Giordano Holding Corporation, Salvatore Giordano, our Chairman Emeritus, and his descendants Sal Giordano Jr., our Chairman and Chief Executive Officer, and Joseph Giordano, one of our directors, collectively control approximately 99.8% of the outstanding shares of our Class B Stock.

     Holders of shares of Class B Stock have the right to ten votes per share in the election of directors if either:

     - more than 15% of the outstanding shares of Common Stock are beneficially owned by a person or group of persons acting in concert (unless such person or group is also the beneficial owner of a majority of the shares of Class B Stock); or

     - a nomination for the board of directors is made by a person or group of persons acting in concert, other than the board of directors (unless such nomination is made by one or more holders of Class B Stock, acting in concert, who beneficially own more than 15% of the outstanding shares of Class B Stock).

     See the Section of this Offering Circular titled "Risk Factors -- Some provisions in our certificate of incorporation and our by-laws could delay or prevent a change in control."

     Accordingly, under certain circumstances, the Giordano Holding Corporation will have the power to:

     - elect a majority of the board of directors of Fedders;

     - designate the management of Fedders;

     - determine the policies of Fedders; and

     - decide the outcome of significant corporate actions requiring stockholder approval.

     Prior to the Exchange Offer, in any vote on the election of directors in which the holders of the Class B Stock have ten votes per share, the beneficial owners of Class B Stock control approximately 51.1% of the aggregate voting power in any election of directors in which the holders of the Class B Stock have ten votes per share. For a more detailed description of our Class B Stock, please see the section of this Offering Circular titled "Description of Capital Stock -- Class B Stock -- Voting Rights."

     Giordano Holding Corporation's voting and investment power is shared by Salvatore Giordano, Sal Giordano, Jr. and Joseph Giordano. Salvatore Giordano is the Chairman Emeritus of Fedders' board, was a director of Fedders from 1945 to February 2002, and acted in a variety of executive capacities for Fedders. Sal Giordano, Jr. is the Chairman and Chief Executive Officer of Fedders and has been a director since 1965. Joseph Giordano has been a director of Fedders since 1961 and has been retired from executive responsibilities for the past five years. Giordano Holding Corporation thus has sufficient representation on our board of directors and votes as a stockholder to influence decisions that may adversely affect the market price of the Common Stock or otherwise be detrimental to Fedders or the holders of Common Stock after the Exchange Offer.

     The interests of these stockholders may differ from those of the holders of the Series A Cumulative Preferred Stock and they may cause us to act in a manner that is not in the best interests of the holders of Series A Cumulative Preferred Stock. This could cause our business to suffer and the trading price of our shares of Series A Cumulative Preferred Stock to decline.

THOUGH WE BELIEVE THAT CONSUMMATION OF THE EXCHANGE OFFER WILL NOT RENDER OUR COMMON STOCK INELIGIBLE FOR TRADING ON THE NYSE, WE CANNOT ASSURE YOU THAT OUR COMMON STOCK WILL CONTINUE TO MEET THE REQUIREMENTS FOR LISTING ON THE NEW YORK STOCK EXCHANGE.

     Fedders' Common Stock is currently listed on the New York Stock Exchange under the symbol "FJC". The NYSE Listed Company Manual provides that the NYSE will normally give consideration to delisting a security when:

   - the number of total stockholders of the listed company is less than 400;

   - the number of total stockholders of the listed company is less than 1,200 and the average monthly trading volume of the listed security is less than 100,000 shares (for the most recent 12 months);

   - the number of publicly-held shares of the listed security is less than 600,000;

   - the average global market capitalization of the listed company over a consecutive 30 trading-day period is less than $50,000,000 and the listed company's total stockholders' equity is less than $50,000,000; or

   - the average global market capitalization of the listed company over a consecutive 30 trading-day period is less than $15,000,000.

     As of October 15, 2002, we had:

   - 30,091,065 shares of Common Stock outstanding;

   - 3,852 holders of record of the Common Stock;

   - the average monthly trading volume of the Common Stock for the previous 12 months was 1,167,911;

   - the global market capitalization of the Common Stock was $74.3 million; and

   - our stockholders' equity was $73.7 million.

     If 15,000,000 shares of our Common Stock are tendered for exchange in the Exchange Offer, 15,091,065 shares of Common Stock will remain outstanding with a market capitalization of $37.3 (using the closing price per share on the NYSE on October 15, 2002). Consummation of the Exchange Offer will not affect our stockholders' equity. It is not possible to predict the number of holders of Common Stock or the average trading volume of the Common Stock following the Exchange Offer, but based on the number of shares to be outstanding following the Exchange Offer and the number of stockholders before the Exchange Offer, we believe that consummation of the Exchange Offer will not render our Common Stock ineligible for trading on the NYSE.

RISKS RELATED TO OUR BUSINESS

OUR BUSINESS CAN BE HURT BY AN ECONOMIC DOWNTURN.

     Our business is affected by a number of economic factors, including the level of economic activity in the markets in which we operate. A decline in economic activity in the United States could materially affect our financial condition and results of operation. In our business, a decline in economic activity, as a result of cyclical or other factors typically results in a decline in purchases of our products, which would result in a decrease in our sales volume and profitability.

COOLER THAN NORMAL SUMMERS AND WARMER THAN NORMAL WINTERS MAY DEPRESS OUR SALES.

     Demand for our products and for our services is strongly affected by the weather. Hotter than normal summers generate strong demand for our air conditioning products. Conversely, cooler than normal summers depress our sales. Because a high percentage of our overhead and operating expenses is relatively fixed throughout the year, operating earnings and net earnings tend to be lower in quarters with lower sales.

WE MAY INCUR MATERIAL COSTS AS A RESULT OF WARRANTY AND PRODUCT LIABILITY CLAIMS, WHICH WOULD NEGATIVELY AFFECT OUR PROFITABILITY.

     The development, manufacture, sale and use of our products involve a risk of warranty and product liability claims. Our product liability insurance policies have limits that if exceeded, may result in material costs that would have an adverse effect on our future profitability. In addition, warranty claims are not covered by our product liability insurance and there may be types of product liability claims that are also not covered by our product liability insurance.

OUR FAILURE TO SUCCESSFULLY INTEGRATE ANY BUSINESSES THAT WE MAY ACQUIRE IN THE FUTURE COULD ADVERSELY AFFECT US.

     We continually evaluate potential acquisitions and intend to actively pursue acquisition opportunities, some of which may be material. We may finance future acquisitions with internally generated funds, bank borrowings, issuances of debt or equity securities, or a combination of the foregoing. If we complete acquisitions, we will encounter various associated risks. These risks include the possible inability to integrate an acquired business into our operations, increased goodwill amortization, diversion of management's attention, and unanticipated problems or liabilities. Some of these risks could result in a material adverse effect on our financial condition or operating results.

WE MAY NOT BE ABLE TO SUCCESSFULLY COMPETE IN THE HIGHLY COMPETITIVE HEATING, VENTILATION, AIR CONDITIONING AND REFRIGERATION ("HVACR") BUSINESS.

     Competition in our various markets could cause us to reduce our prices or lose market share, or could negatively affect our cash flow, which could have an adverse effect on our future financial results. Substantially all of the markets in which we participate are highly competitive. The most significant competitive factors we face are product reliability, product performance, service and price, with the relative importance of these factors varying among our product lines. Other factors that affect competition in the HVACR market include the development and application of new technologies and an increasing emphasis on the development of more efficient HVACR products. Moreover, new product introductions are an important factor in the market categories in which our products compete. Several of our competitors have greater financial and other resources than we have, allowing them to invest in more extensive research and development. We may not be able to compete successfully against current and future competition and we cannot assure you that the current and future competitive pressures faced by us will not materially adversely affect our business and results of operations.

CURRENTLY, OUR BUSINESS DEPENDS ON OUR RELATIONSHIPS WITH A LIMITED NUMBER OF LARGE CUSTOMERS.

     In 2001, one customer accounted for 26% of net sales and a second customer accounted for 23% of net sales. In 2000, one customer accounted for 25% of net sales and a second customer accounted for 24% of net sales. In 1999, two customers each accounted for 29% of net sales. While we have done business with most of our principal customers for a number of years, agreements with principal customers are reached annually and are based on purchase orders. We cannot assure you that sales to principal customers will continue at current levels. Further, continuation of the relationships depends on the customers' satisfaction with the price, quality and delivery of our products. The loss of, or a reduction in purchase levels by, a significant customer, which we are unable to replace with new orders, would have a material adverse effect on our business.

OUR WORKING CAPITAL REQUIREMENTS FLUCTUATE BECAUSE OF THE SEASONAL NATURE OF OUR BUSINESS. UNAVAILABILITY OF NEEDED WORKING CAPITAL COULD ADVERSELY AFFECT US.

     Because of the seasonal nature of our business, our working capital requirements are significantly higher at certain times of the year. Additional working capital may not be available on satisfactory terms. Unavailability of needed working capital could have a material adverse effect on our business and operating results.

OUR LOSS OF CERTAIN KEY MEMBERS OF MANAGEMENT OR INABILITY TO ATTRACT OTHER QUALIFIED PERSONNEL COULD NEGATIVELY IMPACT OUR BUSINESS PROSPECTS.

     We believe that our performance has been and will continue to be dependent upon the efforts of our principal executive officers. Although we have designed incentive and compensation programs to retain key employees, including options to purchase stock of Fedders, we cannot assure you that our principal executive officers will continue to be available. The loss of some or all of these principal executive officers could have a material adverse effect on us. We believe that our future success will depend in large part on our continued ability to attract and retain highly skilled and qualified personnel.

THE UNAVAILABILITY OF AND FLUCTUATION IN THE COST OF RAW MATERIALS COULD ADVERSELY AFFECT OUR FUTURE RESULTS.

     Our operations are dependent on the supply of various raw materials, including steel, copper and aluminum, from domestic and foreign suppliers. We obtain substantially all of our supply of steel, copper and aluminum under purchase orders rather than long-term supply contracts. Although to date we have been able to obtain sufficient quantities of steel, copper and aluminum for our manufacturing processes, supply interruptions or cost increases which we are unable to pass on to our customers could adversely affect our future operating results.

WE ARE SUBJECT TO VARIOUS REGULATORY LAWS THAT AFFECT OUR BUSINESS AND PRODUCTS.

     We are subject to various federal, state and local laws affecting our business. Room air conditioners are subject to federal regulations providing for minimum energy efficiency rating (EER) requirements. A combination of an efficient compressor and the design of the air conditioning system using the compressor is needed to achieve the required ratings. The required EER levels may be changed by the Office of Energy Efficiency and Renewable Energy of the United States Department of Energy. Any future changes in required EER levels or other government regulations could adversely affect our industry and our business.

EXPOSURE TO ENVIRONMENTAL LIABILITIES COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

     Our future profitability could be adversely affected by current or future environmental laws. We are subject to extensive and changing federal, state and local laws and regulations designed to protect the environment in the United States and in other parts of the world. These laws and regulations could impose liability for remediation costs and often result in civil or criminal penalties in cases of non-compliance.

Compliance with environmental laws increases our costs of doing business. Because these laws are subject to frequent change, we are unable to predict the future costs resulting from environmental compliance.

     The United States and other countries have established programs for limiting the production, importation and use of certain ozone depleting chemicals, including refrigerants that we use in most of our air conditioning and refrigeration products. Some categories of these refrigerants have been banned completely and others are currently scheduled to be phased out in the United States by the year 2010. The industry's failure to find suitable replacement refrigerants for substances that have been or will be banned or the acceleration of any phase out schedules for these substances by governments could have an adverse effect on our future financial results.

SOME PROVISIONS IN OUR CERTIFICATE OF INCORPORATION AND OUR BY-LAWS COULD DELAY OR PREVENT A CHANGE IN CONTROL.

     Our governing documents contain provisions that make it more difficult to implement corporate actions that may have the effect of delaying, deterring or preventing a change in control. A stockholder might consider a change in control in his or her best interest because he or she might receive a premium for his or her common stock. Examples of these provisions include:

     - Holders of Class B Stock are entitled to ten votes per share in any election of directors if either:

      - more than 15% of the shares of Common Stock outstanding on the record date for such meeting are beneficially owned by a person or group of persons acting in concert (unless such person or group is also the beneficial owner of a majority of the shares of Class B Stock on such record date); or

      - a nomination for the board of directors is made by a person or group of persons acting in concert, other than the board of directors (unless such nomination is made by one or more holders of Class B Stock, acting in concert, who beneficially own more than 15% of the outstanding shares of Class B Stock);

     - Holders of Class B Stock have the right to vote separately as a class on certain matters, including:

      - any amendment to the certificate of incorporation;

      - any merger or consolidation of Fedders;

      - any sale or disposition of all or substantially all of the assets of Fedders (except where the other party to such transaction is a majority owned subsidiary of Fedders);

      - any dissolution of Fedders; and

      - any additional issuance of Class B Stock (except in connection with stock splits and stock dividends).

     As of October 15, 2002, the Giordano Holding Corporation held 99.8% of the Class B Stock.

     See "Description of Capital Stock" for a more complete description of these provisions.

OUR INTERNATIONAL OPERATIONS ARE SUBJECT TO RISKS INHERENT IN SUCH ACTIVITIES.

     Fedders has dedicated resources to participating in the international market by establishing operations in a number of countries. Foreign operations are subject to the risks inherent in such activities, such as foreign regulations, unsettled political activities and exchange rate fluctuations.

                          MARKET PRICES AND DIVIDENDS

     Fedders' Common Stock is currently traded on the New York Stock Exchange under the symbol "FJC." The Class B Stock is not listed. The following table sets forth the high and low sales prices paid for the Common Stock as reported by the New York Stock Exchange Composite Tape and the dividends paid on the Common Stock and Class B Stock for each quarterly period during Fedders' last two fiscal years.

                                                       COMMON STOCK
                                                 -------------------------   CLASS B STOCK
                                                 HIGH     LOW    DIVIDENDS     DIVIDENDS
                                                 -----   -----   ---------   -------------
2001
  First Quarter................................  $5 3/16 3 3/8    $0.030        $0.027
  Second Quarter...............................   5.51     4.5     0.030         0.027
  Third Quarter................................   5.60    4.06     0.030         0.027
  Fourth Quarter...............................   5.24    4.45     0.030         0.027
2002
  First Quarter................................  $4.79   $2.31    $0.030        $0.027
  Second Quarter...............................   3.93    2.45     0.030         0.027
  Third Quarter................................   4.07    2.61     0.030         0.027
  Fourth Quarter...............................   3.20    1.90     0.030         0.027

     The last reported sale price of shares of Common Stock as reported by the New York Stock Exchange Composite Tape on October 2, 2002, the last trading day immediately prior to the public announcement of the Exchange Offer, was $2.47 per share.

     The last reported sale price of Common Stock as reported by the New York Stock Exchange Composite Tape on October 28, 2002 was $2.69 per share.

     The terms of our existing indebtedness may restrict our ability to pay dividends on our capital stock. Any future payments of dividends will depend upon, among other factors, our results of operations, financial condition, capital requirements and contractual restrictions. We intend to pay dividends currently on the Common Stock, Class B Stock and Series A Cumulative Preferred Stock.

                                USE OF PROCEEDS

     Any shares of Common Stock that are properly tendered and exchanged pursuant to the Exchange Offer will be held as treasury stock. Accordingly, our issuance of shares of Series A Cumulative Preferred Stock in exchange for shares of Common Stock will not result in any cash proceeds to us.

                               THE EXCHANGE OFFER

GENERAL

     The Exchange Offer is being made in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act, has not been registered with the SEC and is made in reliance on exemptions under state securities laws. Generally, the shares of Series A Cumulative Preferred Stock you receive in the Exchange Offer will be freely tradeable, unless you are considered an affiliate of ours, as that term is defined in the Securities Act, or you hold shares of Common Stock that were previously held by an affiliate of Fedders.

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING COMMON STOCK

     This Offering Circular and the enclosed letter of transmittal constitute an offer to exchange 0.14 shares of our Series A Cumulative Preferred Stock for each share of Common Stock, subject to the terms and conditions described in this Offering Circular. Assuming we have not previously elected to terminate the Exchange Offer for any or no reason, in our sole and absolute discretion, and subject to the conditions listed below, we will accept for exchange up to 15,000,000 shares of Common Stock which are properly tendered prior to the expiration of the Exchange Offer and not withdrawn as permitted below. If, upon the expiration date, holders of Common Stock have validly tendered and not withdrawn more than 15,000,000 shares of Common Stock, each holder may tender a number of shares of Common Stock equal to a fraction, the numerator of which is the number of such holder's shares of Common Stock tendered and not withdrawn and the denominator of which is 15,000,000. We will announce any preliminary proration factor by press release promptly after the Exchange Offer expires. No fractional shares of Series A Cumulative Preferred Stock will be issued in the Exchange Offer. Instead, you will be paid cash in lieu of any fractional share to which you would otherwise be entitled. The Exchange Offer is being made to all holders of Common Stock. As of the date of this Offering Circular, 30,091,065 shares of Common Stock were outstanding. This Offering Circular and the enclosed letter of transmittal are first being sent on or about October 29, 2002 to all holders of Common Stock known to us. The Exchange Offer will expire at 5:00 p.m., New York City time, on November 27, 2002. In our sole and absolute discretion, we may extend the period of time during which the Exchange Offer is open. Our obligation to accept shares of Common Stock in the Exchange Offer is subject to the conditions listed below under the caption "-- Conditions to the Exchange Offer."

     Except as otherwise provided in this paragraph, holders of an aggregate of less than 100 shares of Common Stock who validly tender all of their shares will not be subject to proration if the Exchange Offer is oversubscribed. Beneficial holders of 100 or more shares of Common Stock are not eligible for this preferential treatment, even if such holders have separate stock certificates or accounts representing fewer than 100 shares of Common Stock. If you own fewer than 100 shares of Common Stock and wish to take advantage of the preferential treatment of odd-lot shares in the event of proration, you must tender all of your shares in the Exchange Offer.

     We expressly reserve the right, at any time and from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance of any shares of Common Stock. If we elect to extend the period of time during which the Exchange Offer is open, we will give oral or written notice of the extension, as described below. During any extension, all shares of Common Stock previously tendered and not withdrawn will remain subject to the extended Exchange Offer and may be accepted for exchange by us (up to the maximum number of shares we are offering to exchange). We will return to the registered holder, at our expense, any shares of Common Stock not accepted for exchange as promptly as practicable after the expiration or termination of the Exchange Offer. In the case of an extension, we will issue a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration of the Exchange Offer.

     We expressly reserve the right to amend or terminate the Exchange Offer, and not to accept any shares of Common Stock if any of the events described below under the caption "-- Conditions to the

Exchange Offer" should occur or for any other reason within our sole and absolute discretion. We will give you oral or written notice of any amendment, termination or non-acceptance of the Exchange Offer as promptly as practicable.

     Following completion of the Exchange Offer, subject to applicable securities laws, we may, in our sole and absolute discretion, seek to acquire shares of Common Stock not tendered in the Exchange Offer by means of open market purchases, privately negotiated acquisitions, redemptions or otherwise, or commence one or more additional Exchange Offers to those holders of Common Stock who did not exchange their shares of Common Stock for our shares of Series A Cumulative Preferred Stock.

CONDITIONS TO THE EXCHANGE OFFER

  THE EXCHANGE OFFER IS CONDITIONED UPON THE EXCHANGE OF A MINIMUM OF 5,000,000 SHARES OF COMMON STOCK.

     Fedders will not be obligated to complete the Exchange Offer unless at least 5,000,000 shares of Common Stock are validly tendered and not withdrawn and all of the other conditions to the Exchange Offer described below have been satisfied. This condition is designed to ensure that at least 700,000 shares of Series A Cumulative Preferred Stock are issued under the Exchange Offer.

  OTHER CONDITIONS

     Notwithstanding any other provision of the Exchange Offer, we are not required to accept any shares of Common Stock for exchange or to issue any shares of Series A Cumulative Preferred Stock in exchange for shares of Common Stock, and we may terminate or amend the Exchange Offer if, at any time before the acceptance of shares of Common Stock for exchange or the exchange of shares of Series A Cumulative Preferred Stock for shares of Common Stock, any of the following events occurs:

     - the Exchange Offer is determined to violate any applicable law or any applicable interpretation of the staff of the SEC; and

     - the New York Stock Exchange has not approved for listing the shares of Series A Cumulative Preferred Stock to be issued in the Exchange Offer.

     These conditions are for our benefit only and we may assert them regardless of the circumstances giving rise to any condition. We may also waive, to the extent permitted by applicable law, any condition, in whole or in part, at any time in our sole and absolute discretion. Our failure at any time to exercise any of the foregoing rights will not constitute a waiver of that right and each right is an ongoing right that we may assert at any time. Moreover, we are free to terminate the Exchange Offer for any or no reason, in our sole and absolute discretion, and not accept any shares of Common Stock.

CONSEQUENCES OF FAILURE TO EXCHANGE

     If you choose not to participate in the Exchange Offer, your right to transfer your shares of Common Stock will not be adversely affected.

PROCEDURES FOR TENDERING COMMON STOCK

     When you tender your shares of Common Stock, and we accept the shares of Common Stock for exchange, this will constitute a binding agreement between you and Fedders, subject to the terms and conditions set forth in this Offering Circular and the enclosed letter of transmittal. Unless you comply with the procedures described below under the title "-- Guaranteed Delivery Procedures," you must do one of the following prior to the expiration of the Exchange Offer to participate in the Exchange Offer:

     - if you hold shares of Common Stock in certificated form, tender your shares of Common Stock by sending the certificates representing your shares of Common Stock, in proper form for transfer, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other documents required by the letter of transmittal, to American Stock Transfer & Trust

       Company, as Exchange Agent, at one of the addresses listed below under the title "-- Exchange Agent"; or

     - if you hold shares of Common Stock in "street name," you should contact your broker to tender your shares of Common Stock on your behalf.

     THE METHOD OF DELIVERY OF CERTIFICATES FOR SHARES OF COMMON STOCK, LETTERS OF TRANSMITTAL, AND ALL OTHER REQUIRED DOCUMENTS IS AT YOUR DISCRETION. IF YOU DELIVER SHARES OF COMMON STOCK BY MAIL, WE RECOMMEND THAT YOU USE REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE TIMELY DELIVERY. PLEASE SEND ALL CERTIFICATES FOR SHARES OF COMMON STOCK AND LETTERS OF TRANSMITTAL TO THE EXCHANGE AGENT, AT ONE OF THE ADDRESSES SET FORTH ON THE BACK COVER PAGE OF THIS OFFERING CIRCULAR. PLEASE DO NOT SEND THESE MATERIALS TO US, AS THIS WILL NOT BE DEEMED A PROPER TENDER.

     Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless you are either:

     - a registered holder of shares of Common Stock and have not completed the box titled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

     - you are tendering shares of Common Stock for the account of an eligible guarantor institution.

     An eligible guarantor institution means:

     - banks, as defined in Section 3(a) of the Federal Deposit Insurance Act;

     - brokers, dealers, municipal securities dealers, municipal securities brokers, government securities dealers and government securities brokers, as defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     - credit unions, as defined in Section 19B(1)(A) of the Federal Reserve
       Act;

     - national securities exchanges, registered securities associations and clearing agencies, as these terms are defined in the Exchange Act; and

     - savings associations, as defined in Section 3(b) of the Federal Deposit Insurance Act.

     If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantor is required to be an eligible guarantor institution. If you plan to sign the letter of transmittal but you are not the registered holder of your shares of Common Stock (which term, for this purpose, includes any participant in DTC's system whose name appears on a security position listing as the owner of the shares of Common Stock) you must have the certificates for the shares of Common Stock signed by the registered holder of the shares of Common Stock and that signature must be guaranteed by an eligible guarantor institution. You may also send a separate instrument of transfer or exchange signed by the registered holder and guaranteed by an eligible guarantor institution, but that instrument must be in a form satisfactory to us in our sole discretion. In addition, if a person or persons other than the registered holder or holders of shares of Common Stock signs the letter of transmittal, certificates for the shares of Common Stock must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered holder or holders that appear on the certificates for shares of Common Stock.

     All questions as to the validity, form, eligibility, including time of receipt, and acceptance of shares of Common Stock tendered for exchange will be determined by us in our sole and absolute discretion. Our determination will be final and binding. We reserve the absolute right to reject any and all improperly tendered shares of Common Stock or not to accept any shares of Common Stock, the acceptance of which might be unlawful as determined by us or our counsel. We also reserve the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any shares of Common Stock either before or after the expiration of the Exchange Offer, including the right to waive the ineligibility of any holder who seeks to tender shares of Common Stock. Our interpretation of the terms and conditions of the Exchange Offer as to any particular shares of Common Stock either before or after the expiration of the Exchange Offer, including the terms and conditions of the letter of transmittal and the accompanying instructions, will be final and binding. Unless waived, any defects or irregularities in connection with tenders of shares of Common Stock must be cured within a reasonable period of time, as determined by us. Neither we, the Exchange Agent nor any other person has any duty to give notification of any defect or irregularity with respect to any tender of shares of Common Stock for exchange, nor will we have any liability for failure to give this notification.

     If you are a trustee, executor, administrator, guardian, attorney-in-fact or officer of a corporation, or act in a similar fiduciary or representative capacity, and wish to sign the letter of transmittal or any certificates for shares of Common Stock or stock powers, you must indicate your status when signing. If you are acting in any of these capacities, you are required to submit proper evidence satisfactory to us of your authority to so act unless we waive this requirement.

ACCEPTANCE OF COMMON STOCK FOR EXCHANGE; DELIVERY OF SERIES A CUMULATIVE PREFERRED STOCK

     Upon satisfaction or waiver of all of the conditions to the Exchange Offer, and assuming we have not previously elected to terminate the Exchange Offer for any or no reason, in our sole and absolute discretion, we will accept, promptly after the expiration of the Exchange Offer, shares of Common Stock up to a number which shall not exceed, with respect to the Exchange Offer, the maximum number of shares we are offering to exchange in the Exchange Offer. We will issue the shares of Series A Cumulative Preferred Stock promptly after acceptance of the shares of Common Stock. For purposes of the Exchange Offer, we will be deemed to have accepted properly tendered shares of Common Stock for exchange when, as and if we have given oral or written notice of acceptance to the Exchange Agent, with written confirmation of any oral notice to be given promptly after any oral notice. In the event that holders of Common Stock in the Exchange Offer tender, in the aggregate, more than the maximum number of shares we are offering to exchange in the Exchange Offer, we will accept for exchange only shares of Common Stock in a number equal to the maximum number of shares we are offering to exchange in the Exchange Offer on a pro rata basis among the tendering holders of shares of Common Stock, except with respect to holders of odd-lot shares as described above in "The Exchange Offer -- Terms of the Exchange Offer; Period for Tendering Common Stock." No fractional shares of Series A Cumulative Preferred Stock will be issued in the Exchange Offer. Instead, you will be paid cash in lieu of any fractional share to which you would otherwise be entitled.

     For each share of Common Stock accepted for exchange in the Exchange Offer, the tendering holder will receive 0.14 shares of Series A Cumulative Preferred Stock. In all cases, the issuance of shares of Series A Cumulative Preferred Stock in exchange for shares of Common Stock will be made only after the Exchange Agent timely receives either certificates for all physically tendered shares of Common Stock, in proper form for transfer, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other required documents or, in the case of a confirmation, a properly completed and duly executed letter of transmittal, with any required signature guarantees. If for any reason we do not accept any tendered shares of Common Stock or if more shares of Common Stock are submitted than the holder desires to exchange, we will return the unaccepted or non-exchanged shares of Common Stock without expense to the registered tendering holder. Any shares of Common Stock to be returned to the holder will be returned as promptly as practicable after the expiration or termination of the Exchange Offer.

GUARANTEED DELIVERY PROCEDURES

     If you are a registered holder of the Common Stock and wish to tender your shares of Common Stock, but

     - the certificates for the shares of Common Stock are not immediately available,

     - you do not have enough time to deliver your certificates representing the shares of Common Stock or other required documents to the Exchange Agent before the expiration of the Exchange Offer, or you may effect a tender of your shares of Common Stock if:

     - the tender is made through an eligible guarantor institution;

     - prior to the expiration of the Exchange Offer, the Exchange Agent receives from an eligible guarantor institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form we have provided, setting forth your name and address, and the number of shares of Common Stock you are tendering and stating that the tender is being made by notice of guaranteed delivery (these documents may be sent by overnight courier, registered or certified mail or facsimile transmission);

     - you guarantee that within three NYSE trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered shares of Common Stock, in proper form for transfer, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the Exchange Agent; and

     - the Exchange Agent receives the certificates for all physically tendered shares of Common Stock, in proper form for transfer, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other required documents within three NYSE trading days after the date of execution of the notice of guaranteed delivery.

WITHDRAWAL OF TENDERS

     YOU MAY WITHDRAW TENDERS OF SHARES OF COMMON STOCK AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER AND, UNLESS YOUR TENDERED SHARES OF COMMON STOCK HAVE PREVIOUSLY BEEN ACCEPTED FOR EXCHANGE AND YOU HAVE RECEIVED THE SHARES OF SERIES A CUMULATIVE PREFERRED STOCK ISSUABLE IN EXCHANGE THEREFOR, YOU MAY ALSO WITHDRAW PREVIOUSLY TENDERED SHARES OF COMMON STOCK AT ANY TIME AFTER DECEMBER 26, 2002.

     For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent prior to the expiration of the Exchange Offer at one of the addresses listed below under the caption "-- Exchange Agent." Any notice of withdrawal must specify the name of the person who tendered the shares of Common Stock to be withdrawn, identify the shares of Common Stock to be withdrawn, including the number of shares of Common Stock to be withdrawn, and, where certificates for shares of Common Stock have been transmitted, specify the name in which the shares of Common Stock are registered, if different from that of the withdrawing holder. If certificates for shares of Common Stock have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of the certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible guarantor institution unless the holder is an eligible guarantor institution. All questions as to the validity, form and eligibility, including time of receipt, of these notices will be determined by us. Our determination will be final and binding.

     Any shares of Common Stock properly withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any shares of Common Stock which have been tendered for exchange but which are not exchanged for any reason will be returned to the registered holder without cost to that holder as soon as practicable after withdrawal, non-acceptance of tender or termination of the

Exchange Offer. Properly withdrawn shares of Common Stock may be re-tendered at any time prior to the expiration of the Exchange Offer by following one of the procedures described above under "-- Procedures for Tendering Common Stock."

EXCHANGE AGENT

     We have appointed American Stock Transfer & Trust Company as the Exchange Agent. All completed letters of transmittal and agent's messages should be directed to the Exchange Agent at one of the addresses set forth below. All questions regarding the procedures for tendering in the Exchange Offer and requests for assistance in tendering your shares of Common Stock should also be directed to the Exchange Agent at the telephone number or one of the following addresses:

      Delivery To: American Stock Transfer & Trust Company, Exchange Agent

 By Regular or Certified Mail:       By Overnight Courier:                 By Hand:
   American Stock Transfer &       American Stock Transfer &       American Stock Transfer &
         Trust Company                   Trust Company                   Trust Company
        59 Maiden Lane                  59 Maiden Lane                  59 Maiden Lane
          Plaza Level                     Plaza Level                     Plaza Level
      New York, NY 10038              New York, NY 10038              New York, NY 10038

                                 By Facsimile:
                     (Eligible Guarantor Institutions Only)

                                 (718) 236-2641

                            To Confirm by Telephone
                            or for Information Call:

                                 (800) 937-5449

     DELIVERY OF A LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN THE ADDRESS LISTED ABOVE OR TRANSMISSION OF INSTRUCTIONS BY FACSIMILE OTHER THAN AS SET FORTH ABOVE IS NOT VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

     Requests for additional copies of this Offering Circular, our Current Report on Form 8-K dated October 18, 2002, our Quarterly Report on Form 10-Q for the period ended May 31, 2002, our Quarterly Report on Form 10-Q for the period ended February 28, 2002, our Quarterly Report on Form 10-Q for the period ended November 30, 2001, our Annual Report on Form 10-K for the fiscal year ended August 31, 2001, our Proxy Statement on Schedule 14A relating to our Annual Meeting of Stockholders, the enclosed letter of transmittal or the enclosed notice of guaranteed delivery may be directed to either the Exchange Agent at the telephone number or one of the addresses listed above or to the Information Agent at one of the telephone numbers or the address listed on the back cover page of this Offering Circular.

INFORMATION AGENT

     We have appointed Georgeson Shareholder Communications, Inc. as the Information Agent for the Exchange Offer. All inquiries relating to this Offering Circular and the transactions contemplated hereby should be directed to the Information Agent at one of the following telephone numbers or address:

                   Georgeson Shareholder Communications, Inc.

                                17 State Street

                                   10th Floor

                               New York, NY 10004

                         Call Toll-Free: (866) 835-2930

EXPENSES

     We expect that we will pay approximately $250,000 in expenses relating to the Exchange Offer. We expect to obtain the cash required to pay our expenses through cash flow from operations and/or borrowings under our revolving credit facility.

ACCOUNTING TREATMENT

     The Exchange Offer will be treated as an exchange of common stock for preferred stock with no impact to total equity for accounting purposes under accounting principles generally accepted in the United States of America.

RECOMMENDATION

     WE ARE NOT MAKING ANY RECOMMENDATION REGARDING WHETHER YOU SHOULD TENDER YOUR SHARES OF COMMON STOCK, AND, ACCORDINGLY, YOU MUST MAKE YOUR OWN DETERMINATION AS TO WHETHER TO TENDER YOUR SHARES OF COMMON STOCK FOR EXCHANGE AND ACCEPT THE SHARES OF SERIES A CUMULATIVE PREFERRED STOCK WE PROPOSE TO ISSUE.

SOLICITATION

     The Exchange Offer is being made by us in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended, afforded by Section 3(a)(9) thereof. We therefore will not pay any commission or other remuneration to any broker, dealer, salesman or other person for soliciting tenders of the shares of Common Stock. We have not retained any dealer manager or other agent to solicit tenders with respect to the Exchange Offer. The Exchange Agent will mail solicitation materials on our behalf. We will pay the Exchange Agent customary fees for its services, reimburse the Exchange Agent for its reasonable out-of-pocket expenses incurred in connection with the provision of these services and pay other expenses, including filing fees, blue sky fees and printing and distribution expenses. We will, however, also reimburse reasonable expenses incurred by brokers and dealers in forwarding this Offering Circular and the other materials in connection with the Exchange Offer to the holders of the Common Stock. No broker, dealer, commercial bank or trust company has been authorized to act as our agent for purposes of the Exchange Offer.

TRANSFER TAXES

     You will not be obligated to pay any transfer tax in connection with the tender of your shares of Common Stock in the Exchange Offer unless you instruct us to register your shares of Series A Cumulative Preferred Stock in the name of, or request that shares of Common Stock not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any applicable transfer tax.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion summarizes certain United States federal income tax consequences of the Exchange Offer that may be relevant to United States holders of Common Stock who exchange their shares of Common Stock for Series A Cumulative Preferred Stock. This discussion also addresses certain United States federal income tax consequences arising from the ownership and disposition of the Series A Cumulative Preferred Stock. This discussion applies only to our stockholders that hold their Common Stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code (the "Code"). Further, this discussion does not address all of the United States federal income tax consequences that may be relevant to you in light of your individual circumstances or if you are subject to special rules, such as if you are a:

     - financial institution,

     - foreign person,

     - mutual fund,

     - tax-exempt organization,

     - insurance company,

     - dealer in securities or foreign currencies,

     - person (including traders in securities) using a mark-to-market method of accounting,

     - person who holds shares of Common Stock as a hedge against currency risk or as part of a straddle, constructive sale, conversion transaction or other integrated transaction,

     - person who acquired your shares of Common Stock upon the exercise of employee stock options or otherwise as compensation,

     - person that actually or constructively owns 20% or more of our Common Stock or Class B Stock, or

     - an entity that is treated as a partnership for United States federal income tax purposes.

     The discussion is based upon the Code, laws, regulations, rulings and decisions in effect as of the date of this Offering Circular, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and foreign laws are not addressed herein. No opinion of counsel or ruling from the Internal Revenue Service has been or will be sought as to the United States federal income tax consequences of the Exchange Offer, and the following discussion is not binding on the Internal Revenue Service.

YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE EXCHANGE OFFER, INCLUDING THE APPLICATION OF FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS BASED ON YOUR PARTICULAR FACTS AND CIRCUMSTANCES.

     The Exchange Offer. You should not recognize any gain or loss upon the receipt of Series A Cumulative Preferred Stock in exchange for shares of your Common Stock pursuant to the Exchange Offer (except, as described below, with respect to cash received in lieu of fractional shares of Series A Cumulative Preferred Stock). Your initial tax basis in the Series A Cumulative Preferred Stock should equal the adjusted tax basis of the Common Stock surrendered in exchange therefor and your holding period for the Series A Cumulative Preferred Stock should include your holding period for such Common Stock.

     If you receive cash in lieu of a fractional share of Series A Cumulative Preferred Stock in the Exchange Offer, you will be treated as having received such fractional share and then as having sold such fractional share for cash. You should generally recognize capital gain or loss on such deemed sale in an amount equal to the difference between the cash received with respect to the fractional share and the ratable portion of your adjusted tax basis that is allocated to such fractional share. Any such capital gain or loss will be long-term capital gain or loss if your holding period for the Common Stock exchanged for the Series A Cumulative Preferred Stock exceeded one year upon consummation of the Exchange Offer.

     Cash Distributions. Cash distributions with respect to the Series A Cumulative Preferred Stock will generally be treated as dividends, taxable as ordinary income to you to the extent of your ratable share of our current and accumulated earnings and profits. If such cash distributions exceed our earnings and profits, such excess will be applied to reduce, but not below zero, your adjusted tax basis in your Series A Cumulative Preferred Stock, and any excess will generally be taxable as capital gain to you.

     If you are a corporation you may be eligible for a dividends-received deduction for cash distributions with respect to the Series A Cumulative Preferred Stock. The dividends-received deduction is, however, subject to various limitations which depend on the your particular circumstances, including certain holding period requirements under Section 246 of the Code and limitations on the use of debt-financing with respect to the Series A Cumulative Preferred Stock under Section 246A of the Code. In addition, the dividends-received deduction with respect to cash distributions on the Series A Cumulative Preferred Stock may be subject to Section 1059 of the Code. Section 1059 of the Code would require you to reduce your adjusted tax basis in the Series A Cumulative Preferred Stock by the amount of the dividends-received deduction resulting from any "extraordinary dividend" paid on the Series A Cumulative Preferred Stock. An extraordinary dividend for purposes of Section 1059 of the Code includes, among other items, a dividend that exceeds 5% of your adjusted tax basis in the Series A Cumulative Preferred Stock. You should consult your tax advisor regarding the availability of the dividends-received deduction and the possible application of Section 1059 of the Code or other limitations with respect to your particular circumstances.

     Disposition of Series A Cumulative Preferred Stock. In general, subject to the rules discussed below under "Section 306," the sale, or exchange of your Series A Cumulative Preferred Stock including a sale of such shares to us ("a redemption") in a transaction that is treated as a sale or exchange under
Section 302 of the Code (collectively, a "disposition") of your Series A Cumulative Preferred Stock will result in capital gain or loss equal to the difference between the amount realized in such disposition and your adjusted tax basis in the Series A Cumulative Preferred Stock immediately before such disposition.

     Under Section 302 of the Code, a redemption of Series A Cumulative Preferred Stock generally will be treated as a sale or exchange if such redemption completely terminates your entire actual and constructive stock interest in our equity or is "not essentially equivalent to a dividend" with respect to you. In determining whether either of these two tests is met, you must take into account the shares of stock actually owned by you as well as the shares of stock constructively owned by you under the constructive ownership rules of Section 318 of the Code. Under these constructive ownership rules, you will be deemed to own any shares of our stock that are owned, actually and in some cases constructively, by certain related individuals or entities and any shares of our stock that you have a right to acquire by exercise of an option or by conversion or exchange of a security.

     A redemption of shares of your Series A Cumulative Preferred Stock will be treated as "not essentially equivalent to a dividend" if you experience a "meaningful reduction" in your percentage interest in our equity as a result of the redemption. Depending on your particular circumstances, even a small reduction in your stock ownership interest in us may satisfy this test. For example, the Internal Revenue Service has ruled that a redemption of any amount of nonvoting preferred stock is not essentially equivalent to a dividend if the redeeming shareholder does not own actually or constructively stock of any other class of the redeeming corporation.

     Section 306. In general, under Section 306 of the Code, preferred stock received in certain tax-free transactions (such as the Exchange Offer) will constitute "Section 306 stock," the disposition or redemption of which could result in ordinary income to the holder of such stock (as described below), if the effect of the receipt of the preferred stock is "substantially the same as the receipt of a stock dividend."

     Cash Substitution Test. Preferred stock received in a tax-free transaction will generally have substantially the same effect as the receipt of a stock dividend if cash received instead of such preferred stock would have been treated as a dividend distribution under Section 301 of the Code (the "cash substitution test"). The cash substitution test is applied on a shareholder-by-shareholder basis and, accordingly, whether a distribution of cash instead of Series A Cumulative Preferred Stock would have been treated as a dividend to you will depend on your particular circumstances. If you had received cash for your Common Stock in the Exchange Offer instead of Series A Cumulative Preferred Stock, such cash would generally be treated as a dividend to you under Section 301 of the Code unless one of the following exceptions under Section 302(b) of the Code applied:

     - You exchange all of your shares of Common Stock in the Exchange Offer and do not actually own any Class B Stock or constructively own any Common Stock or Class B Stock after the exchange other than shares owned constructively by you through family attribution and you are eligible to elect and properly elect to waive the constructive ownership rules regarding shares of our equity owned by family members;

     - The deemed receipt of cash instead of Series A Cumulative Preferred Stock would be "substantially disproportionate" to you. This would occur if the percentage of shares of Common Stock and Class B Stock actually and constructively owned by you immediately following your deemed receipt of cash would have been less than 80% of the percentage of shares of Common Stock actually and constructively owned by you immediately prior to such time; or

     - The deemed receipt of cash instead of Series A Cumulative Preferred Stock would be treated as "not essentially equivalent to a dividend." This would occur if you would have experienced a "meaningful reduction" in your percentage stock ownership interest in our equity as a result of receiving cash instead of the Series A Cumulative Preferred Stock in the Exchange Offer. For this purpose, you would compare your percentage ownership interest in our equity represented by the shares of Common Stock and Class B Stock actually and constructively owned by you immediately prior to your deemed receipt of cash with your percentage ownership interest in our equity represented by shares of Common Stock and Class B Stock actually and constructively owned by you immediately following such time. Depending on your particular circumstances, even a small reduction in your percentage ownership interest in our equity may satisfy the meaningful reduction test. In particular, based on a published ruling of the Internal Revenue Service, any reduction in the percentage interest of a stockholder whose relative stock interest in a publicly held corporation is minimal (e.g., an interest of less than 1%) and who exercises no control over corporate affairs should constitute a "meaningful reduction."

     No Tax Avoidance Plan. Even if you would be treated as having received a stock dividend under the cash substitution test, your Series A Cumulative Preferred Stock would not be treated as Section 306 stock if you established to the satisfaction of the Internal Revenue Service that neither the Exchange Offer nor the subsequent disposition of the Series A Cumulative Preferred Stock was in pursuance of a plan having one of its principal purposes the avoidance of United States federal income tax. There can be no assurance, however, that any particular shareholder will be able to avoid Section 306 ordinary income treatment under this rule.

     Disposition (other than a Redemption) of Section 306 Stock. In general, if the Series A Cumulative Preferred Stock constitutes Section 306 stock to you, the amount realized by you upon a disposition (other than a redemption or a disposition resulting in a complete termination of your entire actual and constructive stock ownership interest in us, as discussed below) of such Series A Cumulative Preferred Stock will be treated as ordinary income (and will not be offset by your adjusted tax basis in such stock), but only to the extent that such amount does not exceed the fair market value of the Series A Cumulative Preferred Stock upon consummation of the Exchange Offer. Any excess of the amount realized over the sum of (i) the fair market value of the Series A Cumulative Preferred Stock upon consummation of the Exchange Offer plus (ii) your adjusted tax basis in such stock, will be treated as a capital gain. No loss will be recognized upon such disposition of Section 306 stock. Your adjusted tax basis in your shares of

Series A Cumulative Preferred Stock that you dispose of which is not used to offset your amount realized from such disposition under the foregoing rules will generally be added to the adjusted tax basis of any Common Stock or Class B Stock you actually own. The law is unclear as to the treatment of any unused tax basis in your Series A Cumulative Preferred Stock if you constructively own but do not actually own shares of our equity. You should consult your tax advisor as to the particular consequences to you in such a case.

     In addition, a disposition (other than a redemption) of Section 306 stock will not give rise to ordinary income if such disposition terminates your entire actual and constructive stock ownership interest in us.

     Redemption of Section 306 Stock. In general, if the Series A Cumulative Preferred Stock constitutes Section 306 stock to you, the amount realized by you in redemption of such stock will not be offset by your adjusted tax basis in such stock and will result in dividend income treatment to the extent of our available earnings and profits unless the redemption completely terminates your entire actual and constructive ownership interest in our equity (see discussion above under "Section 306" -- "Cash Substitution Test") or is a redemption in partial or complete liquidation of us. If you are a corporation, you may be eligible for a dividends-received deduction for amounts received by you which are treated as a dividend under these rules (see discussion above under "Cash Distributions"). The law is unclear as to the treatment of any unused tax basis in your Series A Cumulative Preferred Stock if the redemption of such stock results in dividend income treatment to you under Section 306 of the Code. You should consult your tax advisor as to the particular consequences to you in such a case.

DUE TO THE INHERENTLY FACTUAL NATURE OF THE APPLICATION OF SECTIONS 306 AND 302 OF THE CODE, YOU SHOULD CONSULT YOUR TAX ADVISOR CONCERNING THE TAX CONSEQUENCES TO YOU UNDER THESE PROVISIONS IN YOUR PARTICULAR CIRCUMSTANCES.

             SELECTED CONSOLIDATED HISTORICAL FINANCIAL INFORMATION

     The following table sets forth selected consolidated financial data of Fedders as of and for each of the periods indicated. Fedders derived the consolidated financial data as of and for each of the annual periods presented from Fedders' audited consolidated financial statements. Fedders derived the consolidated financial data as of and for the nine months ended May 31, 2002 and 2001 from Fedders' unaudited consolidated financial statements. This information is only a summary and you should read it in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical consolidated financial statements, and the related schedules and notes, contained in Fedders' annual report on Form 10-K, which is incorporated by reference herein and quarterly reports on Form 10-Q and other information that Fedders has filed with the Securities and Exchange Commission. See "Incorporation of documents by Reference."

CONSOLIDATED STATEMENT OF OPERATIONS DATA

                                  NINE MONTHS ENDED
                                       MAY 31,                      FISCAL YEAR ENDED AUGUST 31,
                                 -------------------    -----------------------------------------------------
                                   2002       2001        2001        2000       1999       1998       1997
                                 --------   --------    --------    --------   --------   --------   --------
                                                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
Net Sales(1)...................  $281,866   $314,990    $405,697    $416,181   $362,048   $327,912   $318,769
Gross Profit...................    66,137     60,944      68,700     104,828     84,591     69,770     70,076
Percent of net sales...........      23.5%      19.3%       16.9%       25.2%      23.4%      21.3%      22.0%
Operating income (loss)........    18,792     12,849     (15,045)     46,854     40,258     12,810     31,729
Percent of net sales...........       6.7%       4.1%       (3.7)%      11.3%      11.1%       3.9%      10.0%
Income (loss) before income
  taxes........................     5,445     (1,276)    (33,263)     30,474     30,986      4,603     28,867
Percent of net sales...........       1.9%      (0.4)%      (8.2)%       7.3%       8.6%       1.4%       9.1%
Net income (loss)..............     3,675       (862)    (22,453)     20,401     20,724      2,992     18,764
Net income (loss) attributable
  to common stockholders.......     3,675       (862)    (22,453)     20,401     20,724      2,992     16,344
Earnings (loss) per share:.....
    Basic......................  $   0.12   $  (0.03)   $  (0.71)   $   0.58   $   0.56   $   0.07   $   0.42
    Diluted....................      0.12      (0.03)      (0.71)       0.57       0.56       0.07       0.39
Dividends per share declared:
    Convertible Preferred(2)...        --         --          --          --         --         --      0.318
New Common.....................  $  0.030   $     --
Old Common/Class A.............  $  0.060   $  0.090    $  0.120    $  0.120   $  0.105   $  0.085   $  0.080
New Class B....................  $  0.030   $     --
Old Class B....................  $  0.054   $  0.081       0.108       0.108      0.095      0.077      0.072
Other Financial Data:
  Adjusted earnings before
    interest, taxes,
    depreciation and
    amortization(5)(6).........    29,956     24,323      24,746      58,786     54,613     41,757     42,232
  Capital expenditures.........     4,557      9,267      10,773       9,858      9,378      8,497      9,236
  Depreciation and
    amortization...............    10,572     11,685      15,431      13,076     10,279      9,263      9,935
Cash flow provided by (used
  in):
  Operating activities.........  $(19,929)  $(30,293)   $  5,919    $  4,619   $ 51,989   $ 39,302   $ (8,826)
  Investing activities.........   (12,618)   (28,716)    (30,327)    (15,037)   (48,778)    (6,650)    (8,808)
  Financing activities.........    (2,932)    (7,250)    (11,593)    (19,898)    23,312    (52,059)    37,732

CONSOLIDATED BALANCE SHEET DATA

                                                                                AUGUST 31,
                                     MAY 31,    MAY 31,    ----------------------------------------------------
                                       2002       2001       2001       2000       1999       1998       1997
                                     --------   --------   --------   --------   --------   --------   --------
Cash and cash equivalents..........  $ 15,713   $ 20,934   $ 51,192   $ 87,193   $117,509   $ 90,986   $110,393
Total assets.......................   399,406    413,322    362,332    388,175    382,342    304,629    329,014
Long term debt (including current
  portion)(3)......................   167,963    169,205    168,455    166,434    161,363    111,013    115,380
Stockholders' equity(4)............    73,731     97,851     73,014    112,260    108,933    104,792    145,687

---------------
(1) In accordance with Emerging Issues Task Force No. 00-10, "Accounting for Shipping and Handling Fees and Costs," in the nine months ended May 31, 2001, and the fiscal years ended August 31, 2001, 2000, 1999, 1998 and 1997 shipping expenses have been reclassified from net sales to cost of sales to conform to the current year presentation.

(2) In September 1997, Fedders redeemed each share of its Convertible Preferred Stock for 1.002 shares of Class A Stock.

(3) In August 1999, a subsidiary of Fedders issued $50,000 of 9 3/8% Senior Subordinated Notes, proceeds of which were utilized in part, to replenish cash used to acquire Trion, Inc. In August 1997, the same subsidiary issued $100,000 of 9 3/8% Senior Subordinated Notes, proceeds of which were utilized, in part, to fully redeem $22,100 of 8.5% Convertible Subordinated Debentures, including accrued interest.

(4) During the first nine months of fiscal 2001, Fedders repurchased 2,441 shares of Common and Class A Stock at an average price of $4.33 per share for a total of $10,572. During fiscal 2001, Fedders repurchased 2,998 shares of Common and Class A Stock at an average price of $4.39 per share for a total of $13,169, excluding commissions. During fiscal 2000, Fedders repurchased 2,768 shares of Common and Class A Stock at an average price of $4.87 per share for a total of $13,484. During fiscal 1999, Fedders repurchased 2,601 shares of Common and Class A Stock at an average price of $5.08 per share for a total of $13,215. During fiscal 1998, Fedders repurchased 7,720 shares of Preferred, Common and Class A Stock at an average price of $5.93 per share for a total of $45,750. During fiscal 1997, Fedders repurchased 4,335 shares of Class A Stock at an average price of $5.78 per share for a total of $25,041 and 705 shares of Convertible Preferred Stock at $6.25 per share for a total of $4,408.

(5) For the nine months ended May 31, 2002, the amount shown excludes $350 of operating losses incurred at the Tennessee and Maryland facilities subsequent to the announcement that production at these facilities would cease and $339 of non-cash income to reduce the compensation accrual due to the re-pricing of a majority of unexercised stock options in fiscal 2001. For the nine months ended May 31, 2001, the amount shown excludes a $1,064 non-cash charge for the re-pricing of a majority of unexercised stock options. In fiscal 2001, Adjusted EBITDA results exclude $8,947 of asset impairment, employee severance and other restructuring charges, $4,031 of one-time inventory charges, $7,583 of deferred compensation charge relating to the retirement of an officer of Fedders, an additional $2,283 of other non-recurring inventory write-offs, $1,364 of operating losses incurred at the Tennessee and Maryland facilities subsequent to the announcement that production at these facilities would cease, $726 non-cash charge for the re-pricing of a majority of unexercised stock options and $716 of other one-time charges. In fiscal 1999, the amount shown excludes a charge for the restructuring ($3,100). For fiscal 1998, the amount shown excludes a charge for the 1998 restructuring ($16,750) and early retirement program ($2,891).

(6) Adjusted EBITDA represents income before income taxes plus net interest expense, depreciation and amortization (excluding amortization of debt discounts and deferred financing costs), certain one-time charges, and a certain non-cash charge. Adjusted EBITDA is presented because we believe it is an indicator of our ability to incur and service debt and is used by our lenders in determining compliance with financial covenants. However, Adjusted EBITDA should not be considered as an alternative to cash flow from operating activities, as a measure of liquidity or as an alternative to net income as a measure of operating results in accordance with generally accepted accounting principles. Our definition of Adjusted EBITDA may differ from definitions of Adjusted EBITDA used by other companies.

       SELECTED UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL DATA

     The unaudited pro forma consolidated condensed financial data is derived from the application of pro forma adjustments to major categories of Fedders' consolidated financial statements for the nine months ended May 31, 2002 and the fiscal year ended August 31, 2001, to illustrate the effect of the transaction related to the exchange offer. The pro forma adjustments are described in the accompanying notes and are based upon available information that Fedders believes is reasonable. These tables do not present all of Fedders' financial information.

     The unaudited pro forma consolidated condensed financial data do not purport to be indicative of what Fedders' operations would have been had the exchange offer taken place on the dates indicated. This information should be read together with Fedders' consolidated financial statements and the notes thereto which are incorporated by reference in this document, and the information under "Selected Consolidated Historical Financial Information" beginning on page 39.

     The pro forma earnings per share calculations reflect the effect of the Exchange Offer. The information is derived from the audited Consolidated Statements of Operations and Comprehensive Income for the fiscal year ended August 31, 2001. The information is presented to reflect the pro forma effect on earnings per share as a result of the Exchange Offer assuming all 15,000,000 shares of Common Stock are exchanged for 2,100,000 shares of Series A Cumulative Preferred Stock.

   PRO FORMA UNAUDITED COMPARATIVE CONDENSED CONSOLIDATED EARNINGS PER SHARE

                                                              NINE MONTHS ENDED   FISCAL YEAR ENDED
                                                                MAY 31, 2002       AUGUST 31, 2001
                                                              -----------------   -----------------
Net income (loss) attributable to common stockholders(a)
  As reported...............................................       $ 3,675            $(22,453)
  Pro forma.................................................       $   289            $(26,968)
Earnings (loss) per share(b):
  Basic as reported.........................................       $  0.12            $  (0.71)
  Basic pro forma...........................................       $  0.02            $  (1.60)
  Diluted as reported.......................................       $  0.12            $  (0.71)
  Diluted pro forma.........................................       $  0.02            $  (1.60)
Weighted average shares(c):
  Basic as reported.........................................        31,176              31,808
  Basic pro forma...........................................        16,176              16,808
  Diluted as reported.......................................        31,180              31,808
  Diluted pro forma.........................................        16,180              16,808
Cash dividends per share(d):
As reported:
Preferred...................................................            --                  --
New Common..................................................         0.030                  --
Old Common and Class A......................................         0.060               0.120
New Class B.................................................         0.030                  --
Old Class B.................................................         0.054               0.108
Pro Forma:
Preferred(e)................................................         1.613               2.150
New Common..................................................         0.030                  --
Old Common and Class A......................................         0.060               0.120
New Class B.................................................         0.030                  --
Old Class B.................................................         0.054               0.108
Book value per common share(f):
  As reported...............................................          2.28
  Pro forma.................................................          4.24

---------------

(a) Pro forma net income attributable to common stockholders has been adjusted to reflect dividends on the Preferred Stock of $3,386 and $4,515 for the nine months ended May 31, 2002 and the fiscal year ended August 31, 2001 respectively as if the exchange had occurred at the beginning of each period.
(b) Basic and diluted earnings per share are computed by dividing net income by the respective weighted average shares of Common and Class B Stock outstanding for the periods presented. Basic and diluted pro forma earnings per share are adjusted to reflect the impact of the Exchange Offer on both net income attributable to common stockholders and to the number of weighted average shares outstanding.
(c) Pro Forma weighted average shares reflect a decrease in the number of shares due to the exchange of 15,000,000 shares of Common Stock for 2,100,000 shares of Series A Cumulative Preferred Stock at the beginning of each period presented.
(d) Pro forma cash dividends per share reflect the payment of the Series A Cumulative Preferred Stock dividend.
(e) Pro forma preferred cash dividends per share have been determined assuming an exchange of 15,000,000 shares of common stock for 2,100,000 shares of Series A Cumulative Preferred Stock at the beginning of each of the periods presented. The annual per share dividend of $2.15 has been pro-rated for both the nine month period ended May 31, 2002 and the fiscal year ended August 31, 2002.
(f) Book value per common share is computed by dividing net book value by the outstanding shares of Common and Class B Stock as of the periods presented. Pro forma net book value per share has been adjusted to reflect the Series A Cumulative Preferred Stock as if the Exchange Offer had occurred as of the dates presented.

            RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     The following table sets forth the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends for Fedders on a historical basis for the periods, indicated.

                                              NINE MONTHS        FISCAL            FISCAL
                                                 ENDED         YEAR ENDED        YEAR ENDED
                                              MAY 31, 2002   AUGUST 31, 2001   AUGUST 31, 2000
                                              ------------   ---------------   ---------------
Ratio of earnings to fixed charges and Ratio
  of Earnings to Combined Fixed Charges and
  Preferred Stock Dividends.................    1.4x               --               2.6x

     Fedders has the ability to issue up to 2,100,000 shares of Series A Cumulative Preferred Stock, par value $0.01 per share, however, there are currently no shares of preferred stock outstanding and Fedders does not have a preferred stock dividend obligation. Therefore, the ratio of earnings to combined fixed charges and preferred stock dividends is equal to the ratio of earnings to fixed charges and is not disclosed separately. The ratio of earnings to fixed charges equals earnings before fixed charges divided by fixed charges. For purposes of calculating the ratio of earnings to fixed charges, earnings are the sum of income (loss) from continuing operations before income taxes plus fixed charges reduced by capitalized interest. Fixed charges consist of interest expense, capitalized interest, amortization of debt issue costs and that portion of rental expense representative of the interest factor. For the year ended August 31, 2001, earnings were insufficient to cover fixed charges by approximately $33,493.

                          DESCRIPTION OF CAPITAL STOCK

     This section contains a description of our capital stock. This description includes a summary of the terms of the Common Stock, Class B Stock and the Series A Cumulative Preferred Stock. The summaries of the Common Stock, the Class B Stock and the Series A Cumulative Preferred Stock are qualified in their entirety by reference to the full text of our Restated Certificate of Incorporation (the "Charter"), including the Certificate of Designation, the By-laws and the DGCL.

     Under the Charter, our authorized capital stock consists of 70,000,000 shares of Common Stock, 5,000,000 shares of Class B Stock and 15,000,000 shares of Preferred Stock.

COMMON STOCK

     As of October 15, 2002, there were approximately 30,091,065 shares of Common Stock outstanding. The Common Stock has a par value of $0.01 per share.

  DIVIDENDS

     Subject to the prior rights of the holders of the Series A Cumulative Preferred Stock, holders of Common Stock are entitled to receive such dividends and other distributions in cash, stock or property of Fedders as may be declared thereon by our board of directors from time to time out of assets or funds legally available therefor, provided that in the case of cash dividends, if at any time a cash dividend is paid on the Common Stock, a cash dividend must be paid on the Class B Stock in an amount per share equal to the amount of the cash dividend paid on each share of Common Stock. In the case of a dividend or other distribution payable in stock of Fedders other than Series A Cumulative Preferred Stock, only shares of Common Stock may be distributed with respect to Common Stock.

  VOTING RIGHTS

     Each share of Common Stock is entitled to one vote per share on all matters submitted to our stockholders, including election of directors. The holders of the Common Stock generally vote together with the holders of Class B Stock as a single class. However, any amendment to the Charter, any merger or consolidation of Fedders or any sale or disposition of all or substantially all of the assets of Fedders (except where the other party to such transaction is a majority-owned subsidiary of Fedders) or the dissolution of Fedders, requires the approval of a majority of the shares of Common Stock and Class B Stock voting as separate classes.

  LIQUIDATION RIGHTS

     In the event of any dissolution, liquidation or winding up of the affairs of Fedders, after payment or provision for payment of our debts and other liabilities and any amounts to which the holders of the Series A Cumulative Preferred Stock are entitled, our remaining assets and funds will be divided among the holders of the Common Stock and Class B Stock as follows:

          (i) first, before any payment or distribution of our assets is made to or set apart for the holders of Class B Stock, the holders of the shares of Common Stock (including those persons who will become holders of Common Stock by reason of converting their shares of Class B Stock) will be entitled to receive $0.25 per share;

          (ii) second, before any additional payment or distribution of our assets is made to or set apart for the holders of Common Stock following the initial $0.25 per share payment to the Common stockholders, the holders of Class B Stock will be entitled to receive $0.50 per share;

          (iii) third, before any additional payment or distribution of our assets is made to or set apart for the holders of Class B Stock following the $0.25 per share payment to the holders of Common Stock and the $0.50 per share payment to the holders of Class B Stock, the holders of Common Stock

     (including those persons who shall become holders of Common Stock by reason of converting their shares of Class B Stock) will be entitled to receive an additional $0.25 per share; and

          (iv) fourth, following the payment or setting apart for payment of the amounts in items (i) through (iii) above, the holders of Common Stock and Class B Stock will participate pari passu and be entitled to receive, on a pro rata basis, our remaining assets or proceeds therefrom available for distribution to the holders of Common Stock and Class B Stock.

  LISTING AND TRANSFER AGENT

     Our Common Stock is listed on the New York Stock Exchange under the symbol "FJC." American Stock Transfer & Trust Company, is the transfer agent and registrar for the Fedders Common Stock.

CLASS B STOCK

     As of October 15, 2002, there were 2,493,046 shares of Class B Stock outstanding. The Class B Stock has a par value of $0.01 per share.

  DIVIDENDS

     Subject to the prior rights of the holders of the Series A Cumulative Preferred Stock, holders of Class B Stock are entitled to receive such dividends and other distributions in cash, stock or property of Fedders as may be declared thereon by our board of directors from time to time out of assets or funds legally available therefor, provided that in the case of cash dividends, if at any time a cash dividend is paid on the Common Stock, a cash dividend must be paid on the Class B Stock in an amount per share of Class B Stock equal to the amount of the cash dividend paid on each share of Common Stock. In the case of a dividend or other distribution payable in stock of Fedders other than Series A Cumulative Preferred Stock, only shares of Class B Stock may be distributed with respect to Class B Stock.

  VOTING RIGHTS

     Each share of Class B Stock is entitled to one vote on all matters submitted to our stockholders, provided that each share of Class B Stock is entitled to ten votes per share in any election of directors if either:

     - more than 15% of the shares of Common Stock outstanding on the record date for such meeting are beneficially owned by a person or group of persons acting in concert (unless such person or group is also the beneficial owner of a majority of the shares of Class B Stock on such record date); or

     - a nomination for the board of directors is made by a person or group of persons acting in concert, other than the board of directors (unless such nomination is made by one or more holders of Class B Stock, acting in concert, who beneficially own more than 15% of the shares of Class B Stock outstanding on such record date).

     In addition, under the Charter, the holders of the Class B Stock have the right to vote separately as a class on certain matters. These matters include any amendment to the Charter, any merger or consolidation of Fedders or any sale or disposition of all or substantially all of our assets (except where the other party to such transaction is a majority-owned subsidiary of Fedders), any dissolution of Fedders and any additional issuance of Class B Stock (except in connection with stock splits and stock dividends).

  LIQUIDATION RIGHTS

     The Class B Stock will have the liquidation rights described in the section of this Offering Circular titled "Description of Capital Stock -- Common
Stock -- Liquidation Rights."

  RESTRICTIONS ON TRANSFER

     Under the provisions of the Charter, the ability of a holder of Class B Stock to transfer such stock whether by sale, assignment, gift, bequest, appointment or otherwise, can only be made to a permitted transferee (as defined in the Charter).

  CONVERSION RIGHTS

     Each share of Class B Stock is convertible at any time by the holder thereof into one share of Common Stock, with no payment or adjustment on account of dividends accrued or in arrears on Class B Stock surrendered for conversion or on account of any dividends on the Common Stock issuable on such conversion. Any conversion of Class B Stock is deemed to occur on the date the certificate therefor is surrendered, and the person or persons entitled to receive Common Stock issuable upon conversion of Class B Stock are treated for all purposes as the record holder or holders of such Common Stock on such date. In addition, at any time when the number of outstanding shares of Class B Stock falls below 2.5% of the aggregate number of the issued and outstanding shares of Common Stock and Class B Stock, or our board of directors and the holders of a majority of the outstanding shares of Class B Stock approve the conversion of all of the Class B Stock into Common Stock, then, immediately upon the occurrence of either such event, the outstanding shares of our Class B Stock are converted into shares of our Common Stock.

  LISTING

     Our Class B Stock is not listed for trading and there are restrictions on its transfer. Fedders acts as the transfer agent and registrar for the Class B Stock.

PREFERRED STOCK

     Under the Charter, our board of directors has the authority, without further stockholder action, to issue from time to time up to a maximum of 15,000,000 shares of Preferred Stock, in one or more series and for such consideration as may be fixed from time to time by the board, and to fix before the issuance of any shares of Preferred Stock of a particular series, the designation, relative rights, preferences and limitations of such shares and of each series, the number of shares to comprise such series, the dividend rate or rates payable with respect to the shares of each series, the redemption price or prices, if any, and the terms and conditions of any redemption, the voting rights, any sinking fund provisions for the redemption or purchase of the shares of such series, the terms and conditions upon which the shares are convertible or exchangeable, if they are convertible or exchangeable, the rights of the shares of each series in the event of voluntary or involuntary liquidation, dissolution or winding up of Fedders, and any other relative rights, preferences and limitations pertaining to such series.

SERIES A CUMULATIVE PREFERRED STOCK

     Our board of directors has authorized the issuance of up to 2,100,000 shares of Series A Cumulative Preferred Stock. The Series A Cumulative Preferred Stock has a par value of $0.01 per share.

  DIVIDENDS

     Each holder of Series A Cumulative Preferred Stock is entitled to receive quarterly cumulative preferential dividends when, as and if declared by the board, of $2.15 per share, per year ($0.5375 per share, per quarter). To the extent not paid, such dividends on the Series A Cumulative Preferred Stock shall accumulate. Unless full cumulative preferred dividends on all outstanding shares of Series A Cumulative Preferred Stock for all past dividend periods (including all accrued and unpaid dividends) shall have been declared and paid in cash, or declared and a sufficient sum for the payment thereof set apart, then: (i) no dividend shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any class or series of stock of Fedders, if any, ranking junior to the Series A Cumulative Preferred Stock, including, but not limited to the Common Stock and the Class B Stock (the "Junior

Securities"); (ii) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any shares of Junior Securities, other than a distribution consisting solely of Junior Securities;
(iii) no shares of Junior Securities shall be purchased, redeemed or otherwise acquired or retired for value (excluding an exchange or conversion for shares of other Junior Securities (or purchases, redemptions or other acquisitions of Junior Securities of former employees)) by Fedders or any of its subsidiaries; and (iv) no monies shall be paid into or set apart or made available for a sinking or other fund for the purchase, redemption or other acquisition or retirement for value of any shares of Junior Securities.

  VOTING RIGHTS

     Except as set forth below or as required by law, the holders of shares of Series A Cumulative Preferred Stock shall have no voting rights and their consent shall not be required for taking any corporate action.

     Fedders will not, without the affirmative vote or consent of the holders of two-thirds (2/3) of the shares of Series A Cumulative Preferred Stock then outstanding: (i) amend or alter its Charter or By-laws in any manner that materially adversely affects the powers, preferences or special rights of the Series A Cumulative Preferred Stock; (ii) create, authorize or issue any class or series of stock, ranking as to payment of dividends or upon liquidation, dissolution or winding up of Fedders, senior to Series A Cumulative Preferred Stock; (iii) amend or alter the Certificate of Designation in any manner that materially adversely affects the powers, preferences, or special rights of the Series A Cumulative Preferred Stock; or (iv) waive compliance with any provision of the Certificate of Designation.

     However, Fedders may without the vote of any holders of Series A Cumulative Preferred Stock:

     - increase the amount of authorized and issued Series A Cumulative Preferred Stock;

     - create, authorize or issue any class or series of stock ranking as to payment of dividends or upon liquidation, dissolution or winding up of Fedders, pari passu to the Series A Cumulative Preferred Stock; and

     - amend or supplement the Certificate of Designation to cure any ambiguity, defect or inconsistency or to make any change that would provide any additional rights or benefits to the holders of Series A Cumulative Preferred Stock or that does not adversely affect the legal or economic rights under the Certificate of Designation of any such holder.

     If at any time dividends on any Series A Cumulative Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the holders of Series A Cumulative Preferred Stock will be entitled to vote separately as a class to elect two additional directors by making such increase in the number of directors as shall be necessary to permit their election. This right shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Cumulative Preferred Stock then outstanding shall have been declared and paid or set apart for payment.

  LIQUIDATION RIGHTS

     Upon any voluntary or involuntary liquidation, dissolution or winding up of Fedders (the date of such occurrence, the "Liquidation Date"), Fedders shall out of our assets available for distribution in respect of its stock, make the following payments in respect of its stock: first, payments due in connection with any class or series of stock of Fedders, if any, ranking senior to the Series A Cumulative Preferred Stock on the Liquidation Date ("Senior Securities"); second, on a pro rata basis, payments (i) on shares of the Series A Cumulative Preferred Stock equal to $25.00 per share of Series A Cumulative Preferred Stock plus the amount of any accrued and unpaid dividends as of the Liquidation Date, and (ii) due in connection with any class or series of stock of Fedders, if any, ranking pari passu to the Series A Cumulative Preferred Stock on the Liquidation Date (the "Parity Securities"); and third, payments on any class or series of Junior Securities.

     If, upon any voluntary or involuntary liquidation, dissolution or winding up of Fedders, after payment in full of all amounts due in connection with any Senior Securities, the amounts payable to holders of Series A Cumulative Preferred Stock and any other Parity Securities are not paid in full, the holders of Series A Cumulative Preferred Stock and of such other Parity Securities will share ratably in any such distribution of our assets in proportion to the full respective preferential amounts to which they are entitled.

  LISTING

     We have applied to list the Series A Cumulative Preferred Stock on the New York Stock Exchange. The approval of this application is a condition to the consummation of the Exchange Offer.

DESCRIPTION OF PROVISIONS OF OUR CHARTER AND BY-LAWS AND DELAWARE LAW

     The Charter specifies that each director on our board of directors shall be elected by the stockholders at each annual meeting and shall hold office until the next annual meeting of stockholders and until such director's successor shall have been elected and qualified. Our By-laws provide that the number of directors on the board may be fixed by the board only. In the interim period between annual meetings of stockholders or of special meetings of stockholders, vacancies and newly created directorships may be filled by the board of directors . Any directors so elected will hold office until the next annual meeting. The board of directors has been fixed at and currently consists of 9 directors.

     The Charter also provides that a director shall not personally be liable to Fedders or our stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to Fedders or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

     Section 203 of the DGCL generally prohibits a public Delaware corporation, including Fedders, from engaging in a Business Combination (as defined below) with an Interested Stockholder (as defined below) for a period of three years after the date of the transaction in which an Interested Stockholder became such, unless: (i) the board of directors of such corporation approved, prior to the date such Interested Stockholder became such, either such Business Combination or such transaction; (ii) upon consummation of such transaction, such Interested Stockholder owns at least 85% of the voting shares of such corporation (excluding specified shares) outstanding at the time the transaction commenced; or (iii) such Business Combination is approved by the board of directors of such corporation and authorized by the affirmative vote (at an annual or special meeting and not by written consent) of at least 66 2/3% of the outstanding voting shares of such corporation (excluding shares held by such Interested Stockholder). A "Business Combination" includes (i) mergers, consolidations and sales or other dispositions of 10% or more of the assets of a corporation to or with an Interested Stockholder, (ii) certain transactions resulting in the issuance or transfer to an Interested Stockholder of any stock of such corporation or its subsidiaries, and (iii) certain other transactions resulting in a financial benefit to an Interested Stockholder. An "Interested Stockholder" is a person who owns (or, if such person is an affiliate or associate of the corporation, within a three-year period did own) 15% or more of a corporation's stock entitled to vote generally in the election of directors and, the affiliates and associates of such person.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

9 3/8% SENIOR SUBORDINATED NOTES

     On August 18, 1997 and August 19, 1999, Fedders North America, Inc., a wholly owned subsidiary of Fedders Corporation, issued and sold in a private placement $100,000,000 and $50,000,000, respectively, in aggregate principal amount of 9 3/8% Senior Subordinated Notes due 2007 (collectively, the "Old Notes"). Subsequently, these notes were exchanged pursuant to a registered exchange offer for registered notes identical in all material respects (other than with respect to transfer restrictions) to the Old Notes (collectively, the "Notes"). The Notes are fully and unconditionally guaranteed by Fedders Corporation.

RANKING

     The Notes are subordinate to all of Fedders North America's existing and future senior indebtedness (as defined in the indenture governing the Notes), and equal or senior to any of Fedders North America's other existing or future indebtedness. The guarantee of the Notes will be subordinated to all of Fedders Corporation's existing and future senior indebtedness (as defined in the indenture governing the Notes) to the same extent that the notes are subordinated to Fedders North America's senior indebtedness, and the guarantee will be equal or senior to any of Fedders Corporation's other existing or future indebtedness.

OPTIONAL REDEMPTION

     The Notes may be redeemed, in whole or in part, on or after August 15, 2002, at specified redemption prices, plus accrued and unpaid interest.

CERTAIN COVENANTS

     The indenture governing the notes contain certain covenants that will, among other things, limit the ability of Fedders North America and the ability of certain of its subsidiaries to (a) incur additional indebtedness or issue preferred stock, (b) repay other certain indebtedness, (c) pay dividends on, redeem or repurchase their capital stock, (d) sell assets, (e) engage in certain transactions with affiliates, (f) enter into sale and leaseback transactions,
(g) create certain liens and (h) consolidate, merge or sell all or substantially all of the assets of Fedders North America. We believe that we are currently in compliance with these covenants and intend to pay dividends currently on the Series A Cumulative Preferred Stock. The indenture governing the Notes does not contain covenants restricting Fedders Corporation or any of its subsidiaries other than Fedders North America and its subsidiaries.

CHANGE OF CONTROL

     After the occurrence of a change of control (as defined in the indenture governing the Notes), holders of the Notes may require Fedders North America to repurchase all or a portion of the notes at 101% of the principal amount thereof, plus accrued and unpaid interest.

WORKING CAPITAL CREDIT FACILITY

     Fedders North America and all of its direct and indirect subsidiaries are parties to a revolving credit facility as borrowers or guarantors of the borrowers' obligations, entered into on December 23, 1992, as amended. The revolving credit facility provides for loans to Fedders North America of up to $100.0 million based on certain customary percentages of accounts receivable and inventory. The obligations of Fedders North America under the revolving credit facility are also guaranteed by Fedders Corporation and certain of its other subsidiaries (other than Fedders North America and its subsidiaries). While the revolving credit facility is intended principally to provide financing for our working capital requirements, we may use up to $15.0 million of the amount available under the revolving credit facility for general corporate purposes.

     At our option, borrowings under the revolving credit facility bear interest at a rate per annum (i) based upon the London interbank offered rate (LIBOR) plus 2.25% (provided that not more than 80% of loans outstanding at any time may be based upon LIBOR); or (ii) equal to the prime rate of First Union National Bank.

     In addition, we must pay (i) an unused line fee of 0.5% per month on the amount by which $70.0 million exceeds the average outstanding daily principal balance of loans outstanding; (ii) an early termination fee equal to 0.5% of the maximum availability if the revolving credit facility is terminated prior to February 1, 2003, the expiration date of the revolving credit facility; (iii) an amendment fee of $300,000; (iv) an agency fee of $50,000; and (v) a service fee of $60,000 annually.

     Borrowings under the revolving credit facility are secured by collateral assignments or other security interests in substantially all of the assets of Fedders Corporation and its subsidiaries including: (i) all material contracts;
(ii) substantially all property, plant, equipment, inventory and other tangible assets; (iii) all receivables of Fedders North America; (iv) all intellectual property and other intangible assets; and (v) all capital stock of the direct and indirect subsidiaries of Fedders.

     The revolving credit facility contains negative covenants that limit the ability of Fedders Corporation and its direct and indirect subsidiaries to do the following: (i) create liens and other encumbrances; (ii) incur indebtedness;
(iii) enter into transactions with affiliates; (iv) make loans, investments or guarantees; and (v) pay dividends. We believe that we are currently in compliance with these covenants and intend to pay dividends currently on the Series A Cumulative Preferred Stock.

     In addition, the revolving credit facility requires that Fedders Corporation meet certain financial tests including: (i) consolidated net worth of not less than $60.0 million; and (ii) consolidated working capital of not less than $25.0 million.

     The revolving credit facility contains customary events of default including: (i) non-payment of principal or interest; (ii) breach of any term, covenant, condition or provision of the revolving credit facility; (iii) material breach of representations and warranties; (iv) bankruptcy, insolvency or assignment for the benefit of creditors; (v) cross-defaults on other indebtedness; (vi) material adverse change in the business, assets or financial condition; and (vii) a change in control.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" information into this document, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. This document incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about Fedders and its finances. The following documents that we previously filed with the SEC are incorporated in this Offering Circular by reference:

     - Current Report on Form 8-K dated October 18, 2002;

     - Quarterly Report on Form 10-Q for the period ended May 31, 2002;

     - Quarterly Report on Form 10-Q for the period ended February 28, 2002;

     - Quarterly Report on Form 10-Q for the period ended November 30, 2001;

     - Annual Report on Form 10-K for the fiscal year ended August 31, 2001; and

     - Proxy Statement on Schedule 14A relating to our Annual Meeting of Stockholders.

     In addition to the foregoing, all reports and other documents that we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Offering Circular and prior to the expiration date of the Exchange Offer shall be deemed to be incorporated by reference into this Offering Circular and to be a part hereof from the dates of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Offering Circular to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Offering Circular.

                           FORWARD-LOOKING STATEMENTS

     This Offering Circular includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by terms and phrases such as "anticipate," "believe," "intend," "estimate," "expect," "continue," "should," "could," "may," "plan," "project," "predict," "will" and similar expressions and include references to assumptions and relate to our future prospects, developments and business strategies.

     Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

     - greater price competition resulting from industry overcapacity or other factors;

     - a significant decline in industry sales resulting from slowing economic growth;

     - seasonal fluctuations in sales of air conditioning units and other climate-related products;

     - climatic conditions, particularly cool summer conditions; and

     - varying costs of electricity.

     We undertake no obligation to revise the forward-looking statements included in this Offering Circular to reflect any future events or circumstances. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences are discussed in this Offering Circular under the caption "Risk Factors" as well as elsewhere in this Offering Circular and Fedders' other filings with the SEC. See "Where You Can Find More Information."

                      WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. We also furnish to our stockholders annual reports, which include financial statements audited by our independent certified public accountants, and other reports which the law requires us to send to our stockholders. We have also filed a Schedule TO (the "Schedule") with the SEC, which Schedule also contains information regarding the Exchange Offer and Fedders. The public may read and copy any reports, proxy statements, or other information that we file at the SEC's public reference room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Certain of such reports, statements and other information filed by Fedders are also available on the Internet at the SEC's World Wide Web site at http://www.sec.gov.

     Our Common Stock is listed on the New York Stock Exchange under the symbol "FJC." You can inspect and copy reports, proxy statements and other information about us at the NYSE's offices at 20 Broad Street, New York, New York 10005.

     We have appointed Georgeson Shareholder Communications, Inc. as the Information Agent for the Exchange Offer. All inquiries relating to this Offering Circular and the transactions contemplated hereby should be directed to the Information Agent at one of the telephone numbers or the address set forth below:

                           The Information Agent is:

                                [GEORGESON LOGO]
                                17 State Street
                                   10th Floor
                               New York, NY 10004

                         Call Toll Free: (866) 835-2930

     We have appointed American Stock Transfer & Trust Company as the Exchange Agent for the Exchange Offer. All completed letters of transmittal and agent's messages should be directed to the Exchange Agent at one of the addresses set forth below. Copies of the letters of transmittal will be accepted. All questions regarding the procedures for tendering in the Exchange Offer and requests for assistance in tendering your Common Stock should also be directed to the Exchange Agent at the telephone number or one of the addresses set forth below:

                             The Exchange Agent is:

                    American Stock Transfer & Trust Company

By Regular or Certified Mail:    By Overnight Courier:            By Hand:
 American Stock Transfer &     American Stock Transfer &  American Stock Transfer &
       Trust Company                 Trust Company              Trust Company
      59 Maiden Lane                59 Maiden Lane             59 Maiden Lane
        Plaza Level                   Plaza Level                Plaza Level
    New York, NY 10038            New York, NY 10038         New York, NY 10038

                                By Facsimile: (Eligible
                                Guarantor Institutions
                                         Only)
                                    (718) 236-2641
                                To Confirm by Telephone
                               or for Information Call:
                                    (800) 937-5449

     DELIVERY OF A LETTER OF TRANSMITTAL OR AGENT'S MESSAGE TO AN ADDRESS OTHER THAN ONE OF THE ADDRESSES LISTED ABOVE OR TRANSMISSION OF INSTRUCTIONS BY
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TRANSMITTAL OR AGENT'S MESSAGE.

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     We have not authorized anyone other than the Exchange Agent and Information
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